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                       MERGER AND DISTRIBUTION AGREEMENT

                            DATED AS OF MAY 21, 1996

                                  BY AND AMONG

                        SECURITY CAPITAL PACIFIC TRUST,

                    SECURITY CAPITAL ATLANTIC INCORPORATED,

                      SECURITY CAPITAL GROUP INCORPORATED

                                      AND

                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED


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

                               TABLE OF CONTENTS

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                                 PAGE
                                 ----
ARTICLE I DEFINITIONS..........    1
  SECTION  1.1  DEFINITIONS....    1
ARTICLE II THE MERGERS AND
 DISTRIBUTION..................    4
  SECTION  2.1  THE MERGERS....    4
  SECTION  2.2  THE
                DISTRIBUTION...    5
ARTICLE III REPRESENTATIONS AND
 WARRANTIES OF PTR.............    6
  SECTION  3.1  ORGANIZATION
                AND
                QUALIFICATION..    6
  SECTION  3.2  CAPITALIZATION.    6
  SECTION  3.3  AUTHORITY; NON-
                CONTRAVENTION;
                APPROVALS......    6
  SECTION  3.4  REPORTS AND
                FINANCIAL
                STATEMENTS.....    7
  SECTION  3.5  ABSENCE OF
                CERTAIN CHANGES
                OR EVENTS......    8
  SECTION  3.6  REGISTRATION
                STATEMENT AND
                PROXY STATEMENT
                AND PROSPECTUS.    8
  SECTION  3.7  TAXES..........    8
  SECTION  3.8  ABSENCE OF
                UNDISCLOSED
                LIABILITIES....    9
  SECTION  3.9  LITIGATION.....    9
  SECTION  3.10 NO VIOLATION OF
                LAW............    9
  SECTION  3.11 PTR ACQUISITION
                PROPERTY
                CONTRACTS......    9
  SECTION  3.12 ZONING.........   10
  SECTION  3.13 TITLE
                INSURANCE......   10
  SECTION  3.14 ENVIRONMENTAL
                MATTERS........   10
  SECTION  3.15 DEFECTS........   11
  SECTION  3.16 INSURANCE......   11
  SECTION  3.17 UTILITIES AND
                ACCESS.........   11
  SECTION  3.18 CONDEMNATION...   11
  SECTION  3.19 TAXES AND
                ASSESSMENTS ON
                PTR PROPERTIES.   11
  SECTION  3.20 MORTGAGES......   12
  SECTION  3.21 BROKERS AND
                FINDERS........   12
  SECTION  3.22 INVESTMENT
                COMPANY ACT....   12
  SECTION  3.23 ADEQUACY OF PTR
                CONSIDERATION..   12
ARTICLE IV REPRESENTATIONS AND
 WARRANTIES OF ATLANTIC........   12
  SECTION  4.1  ORGANIZATION
                AND
                QUALIFICATION..   12
  SECTION  4.2  CAPITALIZATION.   13
  SECTION  4.3  AUTHORITY; NON-
                CONTRAVENTION;
                APPROVALS......   13
  SECTION  4.4  FINANCIAL
                STATEMENTS.....   14
  SECTION  4.5  ABSENCE OF
                CERTAIN CHANGES
                OR EVENTS......   15
  SECTION  4.6  REGISTRATION
                STATEMENT AND
                PROXY STATEMENT
                AND PROSPECTUS.   15
  SECTION  4.7  TAXES..........   15
  SECTION  4.8  ABSENCE OF
                UNDISCLOSED
                LIABILITIES....   15
  SECTION  4.9  LITIGATION.....   16
  SECTION  4.10 NO VIOLATION OF
                LAW............   16
  SECTION  4.11 ATLANTIC
                ACQUISITION
                PROPERTY
                CONTRACTS......   16
  SECTION  4.12 ZONING.........   16
  SECTION  4.13 TITLE
                INSURANCE......   17
  SECTION  4.14 ENVIRONMENTAL
                MATTERS........   17
  SECTION  4.15 DEFECTS........   17
  SECTION  4.16 INSURANCE......   18

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
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
  SECTION  4.17 UTILITIES AND
                ACCESS.........  18
  SECTION  4.18 CONDEMNATION...  18
  SECTION  4.19 TAXES AND
                ASSESSMENTS ON
                ATLANTIC
                PROPERTIES.....  18
  SECTION  4.20 MORTGAGES......  19
  SECTION  4.21 BROKERS AND
                FINDERS........  19
  SECTION  4.22 INVESTMENT
                COMPANY ACT....  19
  SECTION  4.23 ADEQUACY OF
                ATLANTIC
                CONSIDERATION..  19
ARTICLE V REPRESENTATIONS AND
 WARRANTIES OF SCG.............  19
  SECTION  5.1  ORGANIZATION
                AND
                QUALIFICATION..  19
  SECTION  5.2  CAPITALIZATION.  19
  SECTION  5.3  AUTHORITY; NON-
                CONTRAVENTION;
                APPROVALS......  20
  SECTION  5.4  FINANCIAL
                STATEMENTS.....  21
  SECTION  5.5  ABSENCE OF
                CERTAIN CHANGES
                OR EVENTS......  21
  SECTION  5.6  REGISTRATION
                STATEMENT AND
                PROXY STATEMENT
                AND PROSPECTUS.  21
  SECTION  5.7  TAXES..........  21
  SECTION  5.8  ABSENCE OF
                UNDISCLOSED
                LIABILITIES....  22
  SECTION  5.9  LITIGATION.....  22
  SECTION  5.10 NO VIOLATION OF
                LAW............  22
  SECTION  5.11 SCG ACQUISITION
                PROPERTY
                CONTRACTS......  22
  SECTION  5.12 ZONING.........  23
  SECTION  5.13 TITLE
                INSURANCE......  23
  SECTION  5.14 ENVIRONMENTAL
                MATTERS........  23
  SECTION  5.15 DEFECTS........  24
  SECTION  5.16 INSURANCE......  24
  SECTION  5.17 CONDEMNATION...  24
  SECTION  5.18 TAXES AND
                ASSESSMENTS ON
                SCG PROPERTIES.  24
  SECTION  5.19 EMPLOYEE
                BENEFIT PLANS..  24
  SECTION  5.20 MORTGAGES......  25
  SECTION  5.21 INTELLECTUAL
                PROPERTY.......  25
  SECTION  5.22 BROKERS AND
                FINDERS........  25
  SECTION  5.23 INVESTMENT
                COMPANY ACT....  25
  SECTION  5.24 ADEQUACY OF SCG
                CONSIDERATION..  25
ARTICLE VI REPRESENTATIONS AND
 WARRANTIES OF HOMESTEAD.......  25
  SECTION  6.1  ORGANIZATION
                AND
                QUALIFICATION..  25
  SECTION  6.2  CAPITALIZATION.  25
  SECTION  6.3  ISSUANCE OF
                SECURITIES.....  26
  SECTION  6.4  AUTHORITY; NON-
                CONTRAVENTION;
                APPROVALS......  26
  SECTION  6.5  REGISTRATION
                STATEMENT AND
                PROXY STATEMENT
                AND PROSPECTUS.  27
  SECTION  6.6  ABSENCE OF
                UNDISCLOSED
                LIABILITIES....  27
  SECTION  6.7  LITIGATION.....  27
  SECTION  6.8  NO VIOLATION OF
                LAW............  27
  SECTION  6.9  BROKERS AND
                FINDERS........  28
  SECTION  6.10 INVESTMENT
                COMPANY ACT....  28
ARTICLE VII CONDUCT OF
 BUSINESSES PENDING THE MERGER
 CLOSING.......................  28
  SECTION  7.1  CONDUCT OF
                BUSINESS BY
                ATLANTIC, PTR
                AND SCG........  28
  SECTION  7.2  CONDUCT OF
                BUSINESS BY
                HOMESTEAD......  29
ARTICLE VIII ADDITIONAL
 AGREEMENTS....................  29
  SECTION  8.1  ACCESS TO
                INFORMATION....  29

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
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                                                                           PAGE
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  SECTION  8.2  REGISTRATION STATEMENT AND PROXY STATEMENT AND PROSPECTUS.  30
  SECTION  8.3  SHAREHOLDERS' APPROVAL....................................  30
  SECTION  8.4  AFFILIATE AGREEMENTS......................................  30
  SECTION  8.5  EXCHANGE..................................................  30
  SECTION  8.6  EXPENSES..................................................  30
  SECTION  8.7  AGREEMENT TO COOPERATE....................................  31
  SECTION  8.8  PUBLIC STATEMENTS.........................................  31
  SECTION  8.9  CORRECTIONS TO THE PROXY STATEMENT AND PROSPECTUS AND
                REGISTRATION STATEMENT....................................  31
  SECTION  8.10 VOTING OF SHARES..........................................  31
  SECTION  8.11 ATLANTIC IPO REGISTRATION STATEMENT.......................  31
  SECTION  8.12 CONFIDENTIALITY...........................................  32
  SECTION  8.13 PERSONNEL.................................................  33
  SECTION  8.14 EXHIBITS AND SCHEDULES....................................  33
  SECTION  8.15 REIMBURSEMENT OF PURSUIT COSTS............................  33
  SECTION  8.16 PRORATIONS................................................  33
ARTICLE IX CONDITIONS.....................................................  34
  SECTION  9.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS....................  34
  SECTION  9.2  CONDITIONS TO OBLIGATIONS OF ATLANTIC.....................  35
  SECTION  9.3  CONDITIONS TO OBLIGATIONS OF PTR..........................  35
  SECTION  9.4  CONDITIONS TO OBLIGATIONS OF SCG..........................  36
  SECTION  9.5  CONDITIONS TO OBLIGATIONS OF HOMESTEAD....................  37
ARTICLE X TERMINATION, AMENDMENT AND WAIVER...............................  38
  SECTION 10.1  TERMINATION...............................................  38
  SECTION 10.2  EFFECT OF TERMINATION.....................................  38
  SECTION 10.3  AMENDMENT.................................................  38
  SECTION 10.4  WAIVER....................................................  39
ARTICLE XI SURVIVAL AND REMEDY; INDEMNIFICATION...........................  39
  SECTION 11.1  INDEMNIFICATION...........................................  39
  SECTION 11.2  LIMITATION OF INDEMNIFICATION.............................  39
  SECTION 11.3  NOTICE OF CLAIMS; ASSUMPTION OF DEFENSE...................  39
  SECTION 11.4  SETTLEMENT OR COMPROMISE..................................  40
  SECTION 11.5  FAILURE OF INDEMNIFYING PARTY TO ACT......................  40
  SECTION 11.6  SURVIVAL..................................................  40
ARTICLE XII GENERAL PROVISIONS............................................  40
  SECTION 12.1  NOTICES...................................................  40
  SECTION 12.2  INTERPRETATION............................................  41
  SECTION 12.3  MISCELLANEOUS.............................................  41
  SECTION 12.4  COUNTERPARTS..............................................  41
  SECTION 12.5  PARTIES IN INTEREST.......................................  41
  SECTION 12.6  LIMITATION OF LIABILITY...................................  42
  SECTION 12.7  NO PRESUMPTION AGAINST DRAFTER............................  42

                                    EXHIBITS

EXHIBIT IARTICLES OF MERGER
EXHIBIT IIATLANTIC PROPERTIES
EXHIBIT IIIPTR PROPERTIES
EXHIBIT IVSCG PROPERTIES
EXHIBIT VOPINION OF MUNGER, TOLLES & OLSON
EXHIBIT VIOPINION OF MAYER, BROWN & PLATT
EXHIBIT VIIFUNDING COMMITMENT AGREEMENT
EXHIBIT VIIIINVESTOR AGREEMENT
EXHIBIT IXOPINION OF KING & SPALDING
EXHIBIT XSCG INVESTOR AGREEMENT
EXHIBIT XIPROTECTION OF BUSINESS AGREEMENT
EXHIBIT XIIESCROW AGREEMENT
EXHIBIT XIIIASSIGNMENT OF REGISTRATION

                                   SCHEDULES

SCHEDULE 3.3(b)PTR REQUIRED CONSENTS
SCHEDULE 3.9PTR LITIGATION
SCHEDULE 4.3(b)ATLANTIC REQUIRED CONSENTS
SCHEDULE 4.9ATLANTIC LITIGATION
SCHEDULE 5.3(b)SCG REQUIRED CONSENTS
SCHEDULE 5.9SCG LITIGATION
SCHEDULE 5.21INTELLECTUAL PROPERTY
SCHEDULE 8.15PURSUIT COSTS
SCHEDULE 9.1(j)ADJUSTMENT OF CAPITAL CONTRIBUTION

                       MERGER AND DISTRIBUTION AGREEMENT

  THIS MERGER AND DISTRIBUTION AGREEMENT (this "Agreement"), is entered into as of May 21, 1996 by and among Security Capital Pacific Trust, a Maryland real estate investment trust ("PTR"), Security Capital Atlantic Incorporated, a Maryland corporation ("Atlantic"), Security Capital Group Incorporated, a Maryland corporation ("SCG"), and Homestead Village Properties Incorporated, a Maryland corporation ("Homestead").

  WHEREAS, the Board of Directors of Atlantic, SCG and Homestead and the Board of Trustees of PTR have each approved this Agreement and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

  WHEREAS, it is intended that pursuant to this Agreement each of PTR, Atlantic and SCG will cause certain of their respective subsidiaries engaged in the conduct of the extended-stay lodging businesses (the "Business") to be merged with and into Homestead in exchange for certain securities of Homestead.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

  SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "Acquisition Properties" shall mean those PTR Properties, Atlantic Properties or SCG Properties, as applicable, as to which PTR or a PTR Subsidiary, Atlantic or an Atlantic Subsidiary or SCG or an SCG Subsidiary, as applicable, has commenced due diligence, has executed a letter of intent or acquisition agreement to acquire or has rights to acquire pursuant to an option or right of first refusal. Such properties are identified as "Acquisition Properties" on the applicable Exhibits II, III and IV. Homestead may, with respect to any PTR Acquisition Property, Atlantic Acquisition Property or SCG Acquisition Property, substitute any property identified in Schedule 8.15 for any Acquisition Property identified in Exhibits II, III or IV, respectively, upon prior notice to PTR, Atlantic or SCG, as the case may be. In addition, Homestead may substitute another property for an Acquisition Property identified in Exhibits II, III or IV upon the written approval of PTR, Atlantic or SCG, as the case may be.

    "Atlantic Board" shall mean the Board of Directors of Atlantic.

    "Atlantic Common Stock" shall mean the shares of common stock, $0.01 par value per share, of Atlantic.

    "Atlantic Distribution Agent" shall mean the distribution agent for the stockholders of Atlantic, as appointed by Atlantic to distribute shares of Homestead Stock and Homestead Warrants pursuant to the Distribution.

    "Atlantic Distribution Date" shall mean the close of business on the date determined by the Atlantic Board (or a duly authorized committee thereof) to be the date as of which the Distribution shall be effected by Atlantic.

    "Atlantic Distribution Record Date" shall mean the close of business on the date determined by the Atlantic Board (or a duly authorized committee thereof) as the record date for the Distribution by Atlantic, but in no event shall such date be prior to the later of (i) the date on which the underwriters' over-allotment option in connection with the Atlantic IPO shall have been fully exercised or expired or (ii) if a registration statement relating to the Atlantic IPO has been filed and not withdrawn and the Atlantic IPO is not consummated by November 30, 1996, such date or (iii) if the registration statement relating to the Atlantic IPO has been filed and subsequently withdrawn, the date of such withdrawal or (iv) if the registration relating to the Atlantic IPO has not been filed pursuant to Section 8.11, the date of the notice required by that Section or (v) the Atlantic Distribution Date.

    "Atlantic IPO" shall mean the initial public offering by Atlantic of Atlantic Common Stock.

    "Atlantic Mortgage" and "Atlantic Mortgages" shall have the meaning set forth in Section 4.22.

    "Atlantic Permitted Encumbrances" shall have the meaning set forth in
  Section 4.13.

    "Atlantic Properties" shall mean the real properties described in Exhibit II hereto.

    "Atlantic Required Statutory Approvals" shall have the meaning set forth in Section 4.3(c).

    "Atlantic Shareholders' Approval" shall have the meaning set forth in
  Section 8.3.

    "Atlantic Special Committee" shall have the meaning set forth in Section 9.2(c).

    "Atlantic Subsidiaries" shall mean Alabama Homestead Incorporated, an Alabama corporation, Atlantic Homestead Village Incorporated, a Maryland corporation, Atlantic Homestead Village (1) Incorporated, a Maryland corporation, Atlantic Homestead Village (2) Incorporated, a Maryland corporation, and Atlantic Homestead Village Limited Partnership, a Delaware limited partnership.

    "Business" shall have the meaning set forth in the preamble to this Agreement.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Commission" shall mean the Securities and Exchange Commission.

    "Development Properties" shall mean those PTR Properties, Atlantic Properties or SCG Properties, as applicable, which are owned by a PTR Subsidiary, Atlantic Subsidiary or SCG Subsidiary, as applicable, and which are in development or under construction or on which development or construction is planned. Such properties are identified as "Development Properties" on the applicable Exhibits II, III and IV.

    "Distribution" shall mean the distribution by PTR to holders of PTR Common Shares of the Homestead Stock and Homestead Warrants owned by PTR on the PTR Distribution Date and the distribution by Atlantic to holders of Atlantic Common Stock of Homestead Stock and Homestead Warrants owned by Atlantic on the Atlantic Distribution Date.

    "Distribution Agent" shall mean, as applicable, the Atlantic Distribution Agent or the PTR Distribution Agent.

    "Distribution Date" shall mean, as applicable, the Atlantic Distribution Date or the PTR Distribution Date.

    "Distribution Record Date" shall mean, as applicable, the Atlantic Distribution Record Date or the PTR Distribution Record Date.

    "Environmental Laws" means the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances as in effect on the date hereof that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.

    "Environmental Reports" shall mean the Phase I and Phase II environmental assessments conducted on or with respect to the PTR Properties, Atlantic Properties or SCG Properties, as applicable, previously delivered or made available to each of the parties hereto.

    "Escrow Agreement" shall mean the Escrow Agreement in substantially the form set forth in Exhibit XII hereto.

    "Exchange" shall mean either the New York Stock Exchange, Inc. or The Nasdaq Stock Market, Inc.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, polychlorinated biphenyls and, only to the extent it exists at levels which are considered hazardous to human health, radon gas and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words of similar import, under any applicable Environmental Laws.

    "Homestead Board" shall mean the Board of Directors of Homestead.

    "Homestead Required Statutory Approvals" shall have the meaning set forth in Section 6.4(c).

    "Homestead Stock" shall mean the shares of common stock, $0.01 par value per share, of Homestead.

    "Homestead Warrants" shall mean the warrants to acquire shares of Homestead Stock to be issued pursuant to the terms of the Warrant Purchase Agreement.

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Indemnified Parties" shall have the meaning set forth in Section 11.1.

    "Indemnifying Parties" shall have the meaning set forth in Section 11.1.

    "Intellectual Property" shall mean all United States and foreign patents, patent applications, patent licenses, trade names, trademarks, trade name and trademark registrations (and applications therefor), copyrights and copyright registrations (and applications therefor), trade secrets, inventions, processes, designs, know-how and formulae which are in any way connected to the Business, other than names which include the name "Security Capital."

    "Losses" shall have the meaning set forth in Section 11.1.

    "Merger Closing" shall have the meaning set forth in Section 2.1.

    "Operating Properties" shall mean those PTR Properties or Atlantic Properties, as applicable, as to which a PTR Subsidiary or an Atlantic Subsidiary has commenced commercial operations. Such properties are identified as "Operating Properties" on the applicable Exhibits II and III.

    "Proxy Statement and Prospectus" shall mean the definitive proxy/information statement and prospectus to be filed with the Commission as a part of the Registration Statement.

    "PTR Board" shall mean the Board of Trustees of PTR.

    "PTR Common Shares" shall mean the common shares of beneficial interest, $1.00 par value per share, of PTR.

    "PTR Distribution Agent" shall mean the distribution agent for the shareholders of PTR, as appointed by PTR to distribute shares of Homestead Stock and Homestead Warrants pursuant to the Distribution.

    "PTR Distribution Date" shall mean the close of business on the date determined by the PTR Board (or a duly authorized committee thereof) to be the date as of which the Distribution shall be effected by PTR.

    "PTR Distribution Record Date" shall mean the close of business on the date determined by the PTR Board (or a duly authorized committee thereof) as the record date for the Distribution by PTR, but in no event shall such date be prior to the later of (i) the date on which the underwriters' over-allotment option in connection with the Atlantic IPO shall have been fully exercised or expired or (ii) if a registration statement relating to the Atlantic IPO has been filed and not withdrawn and the Atlantic IPO is not consummated by November 30, 1996, such date or (iii) if the registration statement relating to the Atlantic IPO has been filed and subsequently withdrawn, the date of such withdrawal or (iv) if the registration statement relating to the Atlantic IPO has not been filed pursuant to
  Section 8.11, the date of the notice required by that Section or (v) the PTR Distribution Date.

    "PTR Mortgage" and "PTR Mortgages" shall have the meaning as set forth in
  Section 3.21.

    "PTR Permitted Encumbrances" shall have the meaning set forth in Section
  3.13.

    "PTR Properties" shall mean the real properties described in Exhibit III hereto.

    "PTR Required Statutory Approvals" shall have the meaning set forth in
  Section 3.3(c).

    "PTR Shareholders' Approval" shall have the meaning set forth in Section
  8.3.

    "PTR Special Committee" shall have the meaning set forth in Section
  9.3(c).

    "PTR Subsidiaries" shall mean PTR Homestead Village Incorporated, a Maryland corporation, PTR Homestead Village (1) Incorporated, a Maryland corporation, and PTR Homestead Village Limited Partnership, a Delaware limited partnership.

    "Registration Statement" shall mean the registration statement on Form S-4 of Homestead, of which the Proxy Statement and Prospectus will form a part, to be filed with the Commission in connection with the transactions contemplated hereby.

    "Related Agreements" shall mean each of the agreements, instruments and documents contemplated to be entered into in connection with this Agreement, including, without limitation, the Articles of Merger, the Warrant Purchase Agreement, the Funding Commitment Agreements, the PTR Investor Agreement, the Atlantic Investor Agreement, the SCG Investor Agreement, the Administrative Services Agreement, the Escrow Agreement and the Protection of Business Agreement.

    "Representatives" shall have the meaning set forth in Section 8.1.

    "SCG Board" shall mean the Board of Directors of SCG.

    "SCG Permitted Encumbrances" shall have the meaning set forth in Section
  5.13.

    "SCG Properties" shall mean the real properties and assets described in
  Exhibit IV hereto.

    "SCG Required Statutory Approvals" shall have the meaning set forth in
  Section 5.3(c).

    "SCG Subsidiaries" shall mean Homestead Village Incorporated, a Maryland corporation, Homestead Realty Services Incorporated, a Maryland corporation, and SCG Homestead Village Incorporated, a Maryland corporation.

    "SEC" shall mean the Securities and Exchange Commission.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

    "Tax Returns" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

    "Termination Date" shall have the meaning set forth in Section 10.1(b).

    "Warrant Purchase Agreement" shall mean that certain Warrant Purchase Agreement of even date herewith among PTR, Atlantic, SCG and Homestead.

                                  ARTICLE II

                         THE MERGERS AND DISTRIBUTION

  SECTION 2.1 THE MERGERS. The events set forth in this Section 2.1 shall be effected, upon the terms and subject to the conditions of this Agreement, immediately prior to the Distribution (the "Merger Closing"). Except as otherwise specifically set forth herein, it is the intention of the parties that each of the events set forth in this Section 2.1 shall occur simultaneously.

  (a) PTR and PTR Subsidiaries. PTR and Homestead shall each take all actions necessary to cause PTR Homestead Village Incorporated to be merged with and into Homestead on the terms and conditions described in the Articles of Merger substantially in the form of Exhibit I hereto (the "Articles of Merger"). All shares of Homestead Stock issuable in connection with such merger shall be issued by Homestead directly to the PTR Distribution Agent for the benefit of the holders of PTR Common Shares on the PTR Distribution Record Date.

  (b) Atlantic and Atlantic Subsidiaries. Atlantic and Homestead shall each take all actions necessary to cause Alabama Homestead Incorporated and Atlantic Homestead Village Incorporated to be merged with and into Homestead on the terms and conditions described in the Articles of Merger. All shares of Homestead Stock issuable in connection with such mergers shall be issued by Homestead directly to the Atlantic Distribution Agent for the benefit of the holders of Atlantic Common Stock on the Atlantic Distribution Record Date.

  (c) SCG and SCG Subsidiaries. SCG and Homestead shall each take all actions necessary to cause the SCG Subsidiaries to be merged with and into Homestead on the terms and conditions described in the Articles of Merger. A portion of the shares of Homestead Stock issuable in connection with such mergers shall be issued directly to SCG and a portion of such shares shall be issued to the escrow agent as provided in the Escrow Agreement.

  SECTION 2.2 THE DISTRIBUTION.

  (a) The PTR Board (or a duly authorized committee thereof) shall, in its discretion, establish the PTR Distribution Record Date and the PTR Distribution Date and any appropriate procedures in connection with the Distribution by PTR, and the Atlantic Board (or a duly authorized committee thereof) shall, in its discretion, establish the Atlantic Distribution Record Date and the Atlantic Distribution Date and any appropriate procedures in connection with the Distribution by Atlantic, but in no event shall the Distribution occur prior to such time as all of the conditions set forth in this Agreement have been satisfied or waived. Each of PTR and Atlantic will cooperate with one another to make their respective Distribution Record Dates and Distribution Dates the same.

  (b) On the PTR Distribution Date, subject to the conditions and rights of termination set forth in this Agreement, PTR shall deliver to the PTR Distribution Agent written instructions to distribute as soon as practicable following the PTR Distribution Record Date a pro rata number of shares of Homestead Stock issuable to PTR in connection with the merger contemplated by
Section 2.1(a) and a pro rata number of Homestead Warrants issuable to PTR pursuant to the Warrant Purchase Agreement to each holder of record of PTR Common Shares on the PTR Distribution Record Date or designated transferee or transferees of such holder (and, if applicable, cash in lieu of fractional shares and fractional warrants pursuant to Section 2.2(d)). PTR shall provide all certificates and other instruments that the PTR Distribution Agent shall reasonably require in order to effect the Distribution.

  (c) On the Atlantic Distribution Date, subject to the conditions and rights of termination set forth in this Agreement, Atlantic shall deliver to the Atlantic Distribution Agent written instructions to distribute as soon as practicable following the Atlantic Distribution Record Date a pro rata number of shares of Homestead Stock issuable to Atlantic in connection with the mergers contemplated by Section 2.1(b) and a pro rata number of Homestead Warrants issuable to Atlantic in connection with the Warrant Purchase Agreement to each holder of record of Atlantic Common Stock on the Atlantic Distribution Record Date or designated transferee or transferees of such holder (and, if applicable, cash in lieu of fractional shares and fractional warrants pursuant to Section 2.2(d)). Atlantic shall provide all certificates and other instruments that the Atlantic Distribution Agent shall reasonably require in order to effect the Distribution.

  (d) No certificates or scrip representing fractional shares of Homestead Stock or Homestead Warrants shall be issued in connection with the Distribution. With respect to each of the Homestead Stock and the Homestead Warrants, the Distribution Agent shall be directed to determine the number of whole shares and warrants allocable to each holder of record of PTR or Atlantic, as applicable, to aggregate all remaining fractional shares and warrants, to sell the whole shares and warrants obtained through such aggregation on an Exchange or, if the

Homestead Stock and Homestead Warrants are not listed or quoted on an Exchange, in such method and for such price as the Distribution Agent shall deem reasonable, and to cause to be distributed to each such holder to which a fractional share or warrant shall be allocable, such holder's ratable share of the net proceeds of such sale. Any fractional shares of Homestead Stock or any fractional Homestead Warrants remaining after the application of the provisions of this Section shall be returned to Homestead for cancellation.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PTR

  PTR represents and warrants to each of the other parties as follows:

  SECTION 3.1 ORGANIZATION AND QUALIFICATION. PTR and each of the PTR Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each has the requisite power, corporate or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted. Each PTR Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of any such PTR Subsidiaries. True, accurate and complete copies of each of the Declaration of Trust and Bylaws of PTR and the charter and bylaws, partnership agreement or other organizational documents of each PTR Subsidiary as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to each of the other parties hereto.

  SECTION 3.2 CAPITALIZATION.

  (a) The authorized stock of PTR Homestead Village Incorporated consists of 1,000 shares of common stock, $1.00 par value per share, all of which is owned by PTR, and is validly issued, fully paid and nonassessable. The authorized stock of PTR Homestead Village (1) Incorporated consists of 1,000 shares of common stock, $1.00 par value per share, all of which is owned by PTR Homestead Village Incorporated, and is validly issued, fully paid and nonassessable. The sole general partner of PTR Homestead Village Limited Partnership is PTR Homestead Village (1) Incorporated and the sole limited partner is PTR Homestead Village Incorporated, and all such partnership interests are validly issued and fully paid.

  (b) PTR owns good and marketable title to the stock of the PTR Subsidiaries owned by it and each PTR Subsidiary owns good and marketable title to the securities of each other PTR Subsidiary owned by it, in each case, free and clear of all liens, encumbrances, claims, security interests and defects.

  (c) There are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement that is presently exercisable obligating PTR or any PTR Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of any PTR Subsidiary or obligating PTR or any PTR Subsidiary to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which PTR or a PTR Subsidiary is a party or is bound with respect to the voting of any shares of any PTR Subsidiary.

  SECTION 3.3 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

  (a) PTR and each of the PTR Subsidiaries have full power, corporate or otherwise, and authority to enter into this Agreement and the Related Agreements to which it is a party and, subject to PTR Shareholders' Approval and PTR Required Statutory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements, and the consummation by

PTR and the PTR Subsidiaries of the transactions contemplated hereby and thereby, have been duly authorized by the PTR Board or the board or other governing body of each PTR Subsidiary and no other proceedings on the part of PTR or a PTR Subsidiary are necessary to authorize the execution and delivery of this Agreement or the Related Agreements and the consummation by PTR and the PTR Subsidiaries of the transactions contemplated hereby and thereby, except for PTR Shareholders' Approval and the obtaining of PTR Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by PTR, and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a valid and binding agreement of PTR enforceable against PTR in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general equitable principles and (iii) to the extent this Agreement or any of the Related Agreements contains indemnification provisions for violations of federal or state securities laws, as enforceability of such provisions may be limited under federal and state securities laws.

  (b) The execution and delivery of this Agreement and the Related Agreements by PTR and each PTR Subsidiary to the extent it is a party thereto do not, and the consummation by PTR and the PTR Subsidiaries of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the PTR Properties under any of the terms, conditions or provisions of (i) subject to obtaining PTR Shareholders' Approval, PTR's Declaration of Trust or Bylaws, (ii) subject to obtaining PTR Required Statutory Approvals and PTR Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to PTR or any PTR Subsidiary or, to PTR's best knowledge, any of the PTR Properties, (iii) subject to receiving the approvals of the shareholders and board or other governing body of the PTR Subsidiaries, the charter or bylaws or other organizational documents of a PTR Subsidiary or
(iv) except as set forth on Schedule 3.3(b) hereto, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PTR or any PTR Subsidiary is now a party or by which PTR or any PTR Subsidiary or, to PTR's best knowledge, any of the PTR Properties may be bound, excluding from the foregoing clauses (ii) and (iv) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of PTR or, taken as a whole, the PTR Subsidiaries.

  (c) Except for (i) any filings by the parties hereto that may be required by the HSR Act, (ii) the filing of the Registration Statement, including the Proxy Statement and Prospectus, with the Commission pursuant to the Securities Act and the Exchange Act, and the declaration of the effectiveness thereof by the Commission and filings with various state blue sky authorities, (iii) any required filings by PTR or a PTR Subsidiary pursuant to Section 2.1(a), (iv) any required filings with or approvals from applicable federal or state environmental authorities and (v) any required filings with or approvals from applicable federal or state housing authorities (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "PTR Required Statutory Approvals"), to PTR's best knowledge, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement and the Related Agreements by PTR or a PTR Subsidiary or the consummation by PTR or a PTR Subsidiary of the transactions contemplated hereby or thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of PTR or, taken as a whole, the PTR Subsidiaries.

  SECTION 3.4 REPORTS AND FINANCIAL STATEMENTS.

  (a) PTR has previously delivered or made available to each of the other parties hereto copies of its audited consolidated financial statements (the "PTR Financial Statements") for the fiscal year ended December 31,

1995. The PTR Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of PTR and PTR Subsidiaries on a consolidated basis as of the dates thereof and the results of their operations and cash flows for the periods then ended.

  (b) All of the accounts receivable of the PTR Subsidiaries included in the PTR Financial Statements or otherwise, including any transactions with related parties, reflect actual transactions and will not be subject to offset or deduction and have arisen in the ordinary course of business.

  (c) The combined financial statements prepared by PTR with respect to the Business for the years ended December 31, 1993, 1994 and 1995 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the PTR Subsidiaries as of the dates presented and the results of their operations and cash flows for the periods presented.

  SECTION 3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, there has not been any material adverse change or any event (other than general economic or market conditions) which would reasonably be expected to result in a material adverse change, individually or in the aggregate, in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of the PTR Subsidiaries, taken as a whole.

  SECTION 3.6 REGISTRATION STATEMENT AND PROXY STATEMENT AND PROSPECTUS. None of the information to be supplied by PTR for inclusion or incorporation by reference in (a) the Registration Statement or (b) the Proxy Statement and Prospectus will, in the case of the Proxy Statement and Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and Prospectus and any amendments thereof or supplements thereto, and at the time of the meetings of shareholders of Atlantic and PTR to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meeting of the shareholders of Atlantic and PTR, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and Prospectus will comply as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by PTR with respect to information supplied by Atlantic, SCG or Homestead or derived therefrom for inclusion therein.

  SECTION 3.7 TAXES.

  (a) Each PTR Subsidiary has duly filed with the appropriate governmental authorities all Tax Returns required to be filed by it for all periods ending on or prior to the Merger Closing, except to the extent of any Tax Returns for which an extension of time for filing has been properly filed. Each such return and filing is true and correct in all material respects. All Taxes shown as due on all such returns and other filings have been paid. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of PTR which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined. All Taxes which each PTR Subsidiary is required by law to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. There are no liens for Taxes upon the PTR Properties which are Operating Properties or Development Properties except for statutory liens for current Taxes not yet due.

  (b) PTR has not filed for an extension of a statute of limitations with respect to any Tax and no governmental authorities have requested an extension of the statute of limitations with respect to any Tax.

  SECTION 3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither PTR nor any PTR Subsidiary had, at December 31, 1995, and neither has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses), with respect to the PTR Properties (a) except liabilities, obligations or contingencies which are accrued or reserved against in the PTR Business Financial Statements or reflected in the notes thereto and (b) except for any liabilities, obligations or contingencies which (i) would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the PTR Subsidiaries, taken as a whole or (ii) have been discharged or paid in full prior to the date hereof.

  SECTION 3.9 LITIGATION. Except as set forth on Schedule 3.9, there are no claims, suits, actions or proceedings pending or, to the best of PTR's knowledge without any independent investigation, threatened, against, relating to or affecting any PTR Subsidiary or any of the PTR Properties which are Operating Properties or Development Properties before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to affect materially and adversely the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the PTR Subsidiaries, taken as a whole. No PTR Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the PTR Subsidiaries, taken as a whole.

  SECTION 3.10 NO VIOLATION OF LAW. To the knowledge of PTR, none of the PTR Subsidiaries is in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the PTR Subsidiaries, taken as a whole. To the knowledge of PTR, none of the PTR Subsidiaries is in violation or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority with respect to the PTR Properties which are Operating Properties or Development Properties, except for violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the PTR Subsidiaries, taken as a whole. No investigation or review of the PTR Subsidiaries by any governmental or regulatory body or authority is pending or, to the best knowledge of PTR without any independent investigation, threatened, nor has any governmental or regulatory body or authority indicated to PTR or any PTR Subsidiary an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the PTR Subsidiaries, taken as a whole. Each of the PTR Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted and as proposed by such PTR Subsidiary to be conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the PTR Subsidiaries, taken as a whole.

  SECTION 3.11 PTR ACQUISITION PROPERTY CONTRACTS. Copies of all contracts, arrangements and understandings to which PTR or a PTR Subsidiary is a party relating to the acquisition of each PTR Property which is an Acquisition Property have previously been delivered or made available to each of the other parties hereto. To PTR's knowledge, all such contracts, arrangements and understandings are, to the extent provided therein, valid and binding agreements of the parties thereto and enforceable against the parties thereto in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any provision of, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of such contract, arrangement or understanding.

  SECTION 3.12 ZONING. No application filed by PTR or any PTR Subsidiary for variance or change in zoning or in use or occupancy with respect to any PTR Property which is an Operating Property or a Development Property is pending before any governmental agency or authority except for those consistent with the intended use of such properties in the Business and except for those the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the PTR Subsidiaries, taken as a whole. Neither PTR nor any PTR Subsidiary has received written notice from any federal, state, municipal, or other governmental instrumentality (a) requiring the correction of any condition with respect to any PTR Property which is an Operating Property or a Development Property, or any part thereof, by reason of a violation of current applicable laws, regulations, ordinances, building codes and rules of all applicable municipal, local, state and federal jurisdictions, including, without limitation, the Americans with Disabilities Act, zoning ordinances and building codes or (b) that any PTR Property which is an Operating Property or a Development Property or its current use or operation violates any restriction, condition or agreement contained in any easement, restrictive covenant, or similar instrument or agreement affecting any PTR Property which is an Operating Property or a Development Property. PTR or a PTR Subsidiary (i) has obtained or holds all certificates of occupancy, licenses, and permits which, to PTR's knowledge, are required for operating the PTR Properties which are Operating Properties for their current or intended use and (ii) has not received any written notice of violation from any federal, state, municipal, or other governmental instrumentality, or written notice of an intention by any of the foregoing to revoke any certificate of occupancy, license, or permit issued by it in connection with the current or intended use of any PTR Property which is an Operating Property or a Development Property.

  SECTION 3.13 TITLE INSURANCE. An owner's policy of title insurance, or a commitment to issue such a policy, issued by a nationally recognized title insurance company has been obtained for each PTR Property which is an Operating Property or a Development Property. Each owner's policy of title insurance or commitment (a) insures or will insure the fee simple ownership interest of the appropriate PTR Subsidiary in each such PTR Property subject only to those liens, encumbrances, claims, security interests and defects, (i) disclosed in such title insurance policies and commitments, (ii) created by the PTR Mortgages and (iii) those which would not, either individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the PTR Subsidiaries, taken as a whole (collectively, the "PTR Permitted Encumbrances") and (b) is in an amount at least equal to the sum of
(x) the cost of the acquisition of such PTR Property and (y) the estimated costs of any subsequent construction and installation of the improvements made by such PTR Subsidiary located on such PTR Property (measured at the time of such construction).

  SECTION 3.14 ENVIRONMENTAL MATTERS. Except as set forth in the Environmental Reports (copies of which have previously been provided or made available to each of the other parties hereto), PTR has no knowledge of (a) any violation of Environmental Laws relating to any PTR Property which is an Operating Property or a Development Property, (b) the release or potential release of Hazardous Materials on or from any PTR Property which is an Operating Property or a Development Property in violation of any Environmental Laws, (c) underground storage tanks located on any PTR Property which is an Operating Property or a Development Property, or (d) asbestos in or on any PTR Property which is an Operating Property or a Development Property. Except as set forth in the Environmental Reports, neither PTR nor any PTR Subsidiary has manufactured, introduced, released or discharged from or onto any PTR Property which is an Operating Property or a Development Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos) in violation of any Environmental Laws, and neither PTR nor any PTR Subsidiary has used any PTR Property which is an Operating Property or a Development Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws.

  SECTION 3.15 DEFECTS. To the best of PTR's knowledge without any independent investigation, there are no material defects in the improvements located on a PTR Property which is an Operating Property or a Development Property including, without limitation, any defect in the foundation, structural systems or roof or the electrical, plumbing, heating, ventilating or air conditioning systems included within the improvements located on such PTR Property and there are no material repairs or deferred maintenance required to be made thereto.

  SECTION 3.16 INSURANCE. PTR or the PTR Subsidiaries maintain insurance coverage for the PTR Subsidiaries and the PTR Properties which are Operating Properties or Development Properties of a type, and in amounts, typical of similar companies engaged in the extended-stay lodging business. All such insurance policies are in full force and effect, and with respect to all policies none of PTR or any PTR Subsidiary is delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are sufficient for compliance with all requirements of law and of all agreements to which PTR or the PTR Subsidiaries are a party or otherwise bound and are valid, outstanding, collectable, and enforceable policies and will remain in full force and effect through the Merger Closing. Neither PTR nor any PTR Subsidiary has received written notice within the last 12 months from any insurance company or board of fire underwriters of any defects or inadequacies in, on or about any PTR Property which is an Operating Property or a Development Property or any part or component thereof that would materially adversely affect the insurability of such PTR Property or cause any material increase in the premiums for such PTR Property that have not been cured or repaired to the satisfaction of the party issuing the notice.

  SECTION 3.17 UTILITIES AND ACCESS. The improvements located on each PTR Property which is an Operating Property are connected and serviced by water, solid waste, sewage disposal, storm drainage, telephone, gas (if applicable) and electricity which, to PTR's knowledge, meet all requirements imposed by applicable law. Neither PTR nor any PTR Subsidiary has received notice of any fact or condition which would result or could result in the termination of the current access from any PTR Property which is an Operating Property to existing roads and highways, or to sewer or other utility services currently serving any such PTR Property.

  SECTION 3.18 CONDEMNATION. Neither PTR nor any PTR Subsidiary has been served with a complaint in a public or private condemnation or similar proceeding relating to the taking by eminent domain of a PTR Property which is an Operating Property or a Development Property or any part thereof which would reasonably be expected to have a material adverse effect upon the present maintenance, operation, occupancy or use of such PTR Property nor, to the best of PTR's knowledge without any independent investigation, has any such proceeding been threatened in writing against PTR or any PTR Subsidiary.

  SECTION 3.19 TAXES AND ASSESSMENTS ON PTR PROPERTIES. All real estate taxes and assessments imposed by governmental authority and any assessments assessed by governmental authority or by private covenant due and payable for the current year or other applicable period and all prior years or periods for any PTR Property which is an Operating Property or a Development Property have been paid, except for installments due and not yet delinquent, and no such taxes or assessments are delinquent. All impact fees or other assessments, fees or charges, however denominated, which may constitute a lien or charge on any PTR Property which is an Operating Property or a Development Property as a result of existing improvements or developments or which have been assessed or charged as a result of any permit, license or approval obtained for any such PTR Property have been paid when due. To PTR's knowledge, there is not presently pending any such assessments, fees or charges of any nature with respect to any such PTR Property or any part thereof, nor has

PTR received notice of any such assessments, fees or charges being contemplated. Neither PTR nor any PTR Subsidiary has received notice of, nor has other knowledge or information of, any proposed change in the valuation of any PTR Property which is an Operating Property or a Development Property for real estate taxes from that assessed for the current assessment period, nor does PTR have any other knowledge or information of any action or proceeding designed to levy any special assessment against any such PTR Property other than such as would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the PTR Subsidiaries, taken as a whole. Neither PTR nor any PTR Subsidiary has received written notice of any possible future improvements by a governmental instrumentality, any part of the cost of which would or might be assessed against any PTR Property which is an Operating Property or a Development Property, or of any contemplated future assessments of any kind other than such as would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the PTR Subsidiaries, taken as a whole.

  SECTION 3.20 MORTGAGES. Other than any mortgages that will secure the payment of notes issuable by Homestead to PTR pursuant to the Funding Commitment Agreement and other than any mortgages that secure payment of notes issued by a PTR Subsidiary to PTR or another PTR Subsidiary (individually, a "PTR Mortgage" and collectively, the "PTR Mortgages"), the PTR Properties which are Operating Properties and Development Properties are not encumbered by any mortgage, deed of trust, deed to secure debt or other similar security interest. Each PTR Mortgage is valid and enforceable, is in full force and effect, and has not been amended, modified or supplemented. All payments, installments and charges due and payable under a PTR Mortgage have been paid in full. To the best of PTR's knowledge, no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a default by any PTR Subsidiary under a PTR Mortgage. The occurrence of any of the transactions contemplated by this Agreement will not require the consent or approval of the holder of a PTR Mortgage and will not violate, conflict with or constitute a default by any PTR Subsidiary under a PTR Mortgage or result in a condition or event which with the giving of notice or the passage of time, or both, would constitute a default by any PTR Subsidiary under a PTR Mortgage.

  SECTION 3.21 BROKERS AND FINDERS. PTR has not employed any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

  SECTION 3.22 INVESTMENT COMPANY ACT. PTR is not, and as of the Distribution Date will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  SECTION 3.23 ADEQUACY OF PTR CONSIDERATION. No part of the Business as conducted by PTR is conducted by PTR through any entity other than a PTR Subsidiary.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ATLANTIC

  Atlantic represents and warrants to each of the other parties as follows:

  SECTION 4.1 ORGANIZATION AND QUALIFICATION. Atlantic and each of the Atlantic Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each has the requisite power, corporate or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted. Each Atlantic Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of any such Atlantic Subsidiaries. True, accurate and complete copies of each of the charter and Bylaws of Atlantic and the charter and bylaws, partnership agreement or other organizational documents of each Atlantic Subsidiary as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to each of the other parties hereto.

  SECTION 4.2 CAPITALIZATION.

  (a) The authorized capital stock of Alabama Homestead Incorporated consists of 1,000 common shares, $0.01 par value per share, all of which is owned by Atlantic, and is validly issued, fully paid and nonassessable. The authorized stock of Atlantic Homestead Village Incorporated consists of 1,000 shares of common stock, $1.00 par value per share, all of which is owned by Atlantic, and is validly issued, fully paid and nonassessable. The authorized stock of Atlantic Homestead Village (1) Incorporated consists of 1,000 shares of common stock, $1.00 par value per share, all of which is owned by Atlantic Homestead Village Incorporated, and is validly issued, fully paid and nonassessable. The authorized stock of Atlantic Homestead Village (2) Incorporated consists of 1,000 shares of common stock, $1.00 par value per share, all of which is owned by Atlantic Homestead Village Incorporated, and is validly issued, fully paid and nonassessable. The sole general partner of Atlantic Homestead Village Limited Partnership is Atlantic Homestead Village (1) Incorporated and the sole limited partner is Atlantic Homestead Village (2) Incorporated, and all such partnership interests are validly issued and fully paid.

  (b) Atlantic owns good and marketable title to the stock of the Atlantic Subsidiaries owned by it and each Atlantic Subsidiary owns good and marketable title to the securities of each other Atlantic Subsidiary owned by it, in each case, free and clear of all liens, encumbrances, claims, security interests and defects.

  (c) There are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement that is presently exercisable obligating Atlantic or any Atlantic Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Atlantic or any Atlantic Subsidiary or obligating Atlantic or any Atlantic Subsidiary to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which Atlantic is a party or is bound with respect to the voting of any shares of Atlantic or any Atlantic Subsidiary.

  SECTION 4.3 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

  (a) Atlantic and each of the Atlantic Subsidiaries have full power, corporate or otherwise, and authority to enter into this Agreement and the Related Agreements to which it is a party and, subject to Atlantic Shareholders' Approval and Atlantic Required Statutory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements, and the consummation by Atlantic and the Atlantic Subsidiaries of the transactions contemplated hereby and thereby, have been duly authorized by the Atlantic Board or the board or other governing body of each Atlantic Subsidiary and no other proceedings on the part of Atlantic or an Atlantic Subsidiary are necessary to authorize the execution and delivery of this Agreement or the Related Agreements and the consummation by Atlantic and the Atlantic Subsidiaries of the transactions contemplated hereby and thereby, except for the obtaining of Atlantic Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by Atlantic, and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a valid and binding agreement of Atlantic enforceable against Atlantic in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general equitable principles and (iii) to the extent this Agreement or any of the Related Agreements contains indemnification provisions for violations of federal or state securities laws, as enforceability of such provisions may be limited under federal and state securities laws.

  (b) The execution and delivery of this Agreement and the Related Agreements by Atlantic and each Atlantic Subsidiary to the extent it is a party thereto do not, and the consummation by Atlantic and the Atlantic Subsidiaries of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Atlantic Properties under any of the terms, conditions or provisions of
(i) Atlantic's Articles of Incorporation or Bylaws, (ii) subject to obtaining Atlantic Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Atlantic or any Atlantic Subsidiary or, to Atlantic's best knowledge, any of the Atlantic Properties,
(iii) subject to receiving the approvals of the shareholders and board or other governing body of the Atlantic Subsidiaries, the charter or bylaws or other organizational documents of an Atlantic Subsidiary or (iv) except as set forth on Schedule 4.3(b) hereto, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Atlantic or any Atlantic Subsidiary is now a party or by which Atlantic or any Atlantic Subsidiary or, to Atlantic's best knowledge, any of the Atlantic Properties may be bound, excluding from the foregoing clauses (ii) and (iv) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Atlantic or, taken as a whole, the Atlantic Subsidiaries.

  (c) Except for (i) any filings by the parties hereto that may be required by the HSR Act, (ii) the filing by Atlantic of a registration statement in connection with the Atlantic IPO and the filing of the Registration Statement, including the Proxy Statement and Prospectus, with the Commission pursuant to the Securities Act and the Exchange Act, and the declaration of the effectiveness thereof by the Commission and filings with various state blue sky authorities, (iii) any required filings by Atlantic or an Atlantic Subsidiary pursuant to Section 2.1(b), (iv) any required filings with or approvals from applicable federal or state environmental authorities and (v) any required filings with or approvals from applicable federal or state housing authorities (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Atlantic Required Statutory Approvals"), to Atlantic's best knowledge, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement and the Related Agreements by Atlantic or an Atlantic Subsidiary or the consummation by Atlantic or an Atlantic Subsidiary of the transactions contemplated hereby or thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Atlantic or, taken as a whole, the Atlantic Subsidiaries.

  SECTION 4.4 FINANCIAL STATEMENTS.

  (a) Atlantic has previously delivered or made available to each of the other parties hereto copies of its audited consolidated financial statements (the "Atlantic Financial Statements") for the fiscal year ended December 31, 1995. The Atlantic Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of Atlantic and the Atlantic Subsidiaries on a consolidated basis as of the dates thereof and the results of their operations and cash flows for the periods then ended.

  (b) All of the accounts receivable of the Atlantic Subsidiaries included in the Atlantic Financial Statements or otherwise, including any transactions with related parties, reflect actual transactions, are collectible consistent with Atlantic's past history and will not be subject to offset or deduction and have arisen in the ordinary course of business.

  (c) The combined financial statements prepared by Atlantic with respect to the Business for the years ended December 31, 1993, 1994 and 1995 (the "Atlantic Business Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the Atlantic Subsidiaries as of the dates presented and the results of their operations and cash flows for the periods presented.

  SECTION 4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, there has not been any material adverse change or any event (other than general economic or market conditions) which would reasonably be expected to result in a material adverse change, individually or in the aggregate, in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of the Atlantic Subsidiaries, taken as a whole.

  SECTION 4.6 REGISTRATION STATEMENT AND PROXY STATEMENT AND PROSPECTUS. None of the information to be supplied by Atlantic for inclusion or incorporation by reference in (a) the Registration Statement or (b) the Proxy Statement and Prospectus will, in the case of the Proxy Statement and Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and Prospectus and any amendments thereof or supplements thereto, and at the time of the meetings of shareholders of Atlantic and PTR to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meeting of the shareholders of Atlantic and PTR, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Atlantic with respect to information supplied by PTR, SCG or Homestead or derived therefrom for inclusion therein.

  SECTION 4.7 TAXES.

  (a) Each Atlantic Subsidiary has duly filed with the appropriate governmental authorities all Tax Returns required to be filed by it for all periods ending on or prior to the Merger Closing, except to the extent of any Tax Returns for which an extension of time for filing has been properly filed. Each such return and filing is true and correct in all material respects. All Taxes shown as due on all such returns and other filings have been paid. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of Atlantic which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined. All Taxes which each Atlantic Subsidiary is required by law to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. There are no liens for Taxes upon the Atlantic Properties which are Operating Properties or Development Properties except for statutory liens for Taxes not yet due.

  (b) Atlantic has not filed for an extension of a statute of limitations with respect to any Tax and no governmental authorities have requested an extension of the statute of limitations with respect to any Tax.

  SECTION 4.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Atlantic nor any Atlantic Subsidiary had, at December 31, 1995, and neither has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses), with respect to the Atlantic Properties (a) except liabilities, obligations or contingencies which are accrued or reserved against in the Atlantic Business Financial Statements or reflected in the notes thereto and (b) except for any liabilities, obligations or contingencies which (i) would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Atlantic Subsidiaries, taken as a whole or (ii) have been discharged or paid in full prior to the date hereof.

  SECTION 4.9 LITIGATION. Except as set forth on Schedule 4.9, there are no claims, suits, actions or proceedings pending or, to the best of Atlantic's knowledge without any independent investigation, threatened, against, relating to or affecting any Atlantic Subsidiary or any of the Atlantic Properties which are Operating Properties or Development Properties before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to affect materially and adversely the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Atlantic Subsidiaries, taken as a whole. No Atlantic Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Atlantic Subsidiaries, taken as a whole.

  SECTION 4.10 NO VIOLATION OF LAW. To the knowledge of Atlantic, none of the Atlantic Subsidiaries is in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Atlantic Subsidiaries, taken as a whole. To the knowledge of Atlantic, none of the Atlantic Subsidiaries is in violation or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority with respect to the Atlantic Properties which are Operating Properties or Development Properties, except for violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Atlantic Subsidiaries, taken as a whole. No investigation or review of the Atlantic Subsidiaries by any governmental or regulatory body or authority is pending or, to the best knowledge of Atlantic without any independent investigation, threatened, nor has any governmental or regulatory body or authority indicated to Atlantic or any Atlantic Subsidiary an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Atlantic Subsidiaries, taken as a whole. Each of the Atlantic Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted and as proposed by such Atlantic Subsidiary to be conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Atlantic Subsidiaries, taken as a whole.

  SECTION 4.11 ATLANTIC ACQUISITION PROPERTY CONTRACTS. Copies of all contracts, arrangements and understandings to which Atlantic or an Atlantic Subsidiary is a party relating to the acquisition of each Atlantic Property which is an Acquisition Property have previously been delivered or made available to each of the other parties hereto. To Atlantic's knowledge, all such contracts, arrangements and understandings are, to the extent provided therein, valid and binding agreements of the parties thereto and enforceable against the parties thereto in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any provision of, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of such contract, arrangement or understanding.

  SECTION 4.12 ZONING. No application filed by Atlantic or any Atlantic Subsidiary for variance or change in zoning or in use or occupancy with respect to any Atlantic Property which is an Operating Property or a

Development Property is pending before any governmental agency or authority except for those consistent with the intended use of such properties in the Business and except for those the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Atlantic Subsidiaries, taken as a whole. Neither Atlantic nor any Atlantic Subsidiary has received written notice from any federal, state, municipal, or other governmental instrumentality (a) requiring the correction of any condition with respect to any Atlantic Property which is an Operating Property or a Development Property, or any part thereof, by reason of a violation of current applicable laws, regulations, ordinances, building codes and rules of all applicable municipal, local, state and federal jurisdictions, including, without limitation, the Americans with Disabilities Act, zoning ordinances and building codes or (b) that any Atlantic Property which is an Operating Property or a Development Property or its current use or operation violates any restriction, condition or agreement contained in any easement, restrictive covenant, or similar instrument or agreement affecting any Atlantic Property which is an Operating Property or a Development Property. Atlantic or an Atlantic Subsidiary (i) has obtained or holds all certificates of occupancy, licenses, and permits which, to Atlantic's knowledge, are required for operating the Atlantic Properties which are Operating Properties for their current or intended use and (ii) has not received any written notice of violation from any federal, state, municipal, or other governmental instrumentality, or written notice of an intention by any of the foregoing to revoke any certificate of occupancy, license, or permit issued by it in connection with the current or intended use of any Atlantic Property which is an Operating Property or a Development Property.

  SECTION 4.13 TITLE INSURANCE. An owner's policy of title insurance, or a commitment to issue such a policy, issued by a nationally recognized title insurance company has been obtained for each Atlantic Property which is an Operating Property or a Development Property. Each owner's policy of title insurance or commitment (a) insures or will insure the fee simple ownership interest of the appropriate Atlantic Subsidiary in each such Atlantic Property subject only to those liens, encumbrances, claims, security interests and defects, (i) disclosed in the title insurance policies and commitments, (ii) created by the Atlantic Mortgages and (iii) those which would not, either individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Atlantic Subsidiaries, taken as a whole (collectively, the "Atlantic Permitted Encumbrances") and (b) is in an amount at least equal to the sum of (x) the cost of the acquisition of such Atlantic Property and (y) the estimated costs of any subsequent construction and installation of the improvements made by such Atlantic Subsidiary located on such Atlantic Property (measured at the time of such construction).

  SECTION 4.14 ENVIRONMENTAL MATTERS. Except as set forth in the Environmental Reports (copies of which have previously been provided or made available to each of the other parties hereto), Atlantic has no knowledge of (a) any violation of Environmental Laws relating to any Atlantic Property which is an Operating Property or a Development Property, (b) the release or potential release of Hazardous Materials on or from any Atlantic Property which is an Operating Property or a Development Property in violation of any Environmental Laws, (c) underground storage tanks located on any Atlantic Property which is an Operating Property or a Development Property, or (d) asbestos in or on any Atlantic Property which is an Operating Property or a Development Property. Except as set forth in the Environmental Reports, neither Atlantic nor any Atlantic Subsidiary has manufactured, introduced, released or discharged from or onto any Atlantic Property which is an Operating Property or a Development Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos) in violation of any Environmental Laws, and neither Atlantic nor any Atlantic Subsidiary has used any Atlantic Property which is an Operating Property or a Development Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws.

  SECTION 4.15 DEFECTS. To the best of Atlantic's knowledge without any independent investigation, there are no material defects in the improvements located on an Atlantic Property which is an Operating Property or a Development Property including, without limitation, any defect in the foundation, structural systems or roof or the electrical, plumbing, heating, ventilating or air conditioning systems included within the improvements located on such Atlantic Property and there are no material repairs or deferred maintenance required to be made thereto.

  SECTION 4.16 INSURANCE. Atlantic or the Atlantic Subsidiaries maintain insurance coverage for the Atlantic Subsidiaries and the Atlantic Properties which are Operating Properties or Development Properties of a type, and in amounts, typical of similar companies engaged in the extended-stay lodging business. All such insurance policies are in full force and effect, and with respect to all policies, none of Atlantic nor any Atlantic Subsidiary is delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are sufficient for compliance with all requirements of law and of all agreements to which Atlantic or the Atlantic Subsidiaries are a party or otherwise bound and are valid, outstanding, collectable, and enforceable policies and will remain in full force and effect through the Merger Closing. Neither Atlantic nor any Atlantic Subsidiary has received written notice within the last 12 months from any insurance company or board of fire underwriters of any defects or inadequacies in, on or about any Atlantic Property which is an Operating Property or a Development Property or any part or component thereof that would materially adversely affect the insurability of such Atlantic Property or cause any material increase in the premiums for such Atlantic Property that have not been cured or repaired to the satisfaction of the party issuing the notice.

  SECTION 4.17 UTILITIES AND ACCESS. The improvements located on each Atlantic Property which is an Operating Property are connected and serviced by water, solid waste, sewage disposal, storm drainage, telephone, gas (if applicable) and electricity which, to Atlantic's knowledge, meet all requirements imposed by applicable law. Neither Atlantic nor any Atlantic Subsidiary has received notice of any fact or condition which would result or could result in the termination of the current access from any Atlantic Property which is an Operating Property to existing roads and highways, or to sewer or other utility services currently serving any such Atlantic Property.

  SECTION 4.18 CONDEMNATION. Neither Atlantic nor any Atlantic Subsidiary has been served with a complaint in a public or private condemnation or similar proceeding relating to the taking by eminent domain of an Atlantic Property which is an Operating Property or a Development Property or any part thereof which would reasonably be expected to have a material adverse effect upon the present maintenance, operation, occupancy or use of such Atlantic Property nor, to the best of Atlantic's knowledge without independent investigation, has any such proceeding been threatened in writing against Atlantic or any Atlantic Subsidiary.

  SECTION 4.19 TAXES AND ASSESSMENTS ON ATLANTIC PROPERTIES. All real estate taxes and assessments imposed by governmental authority and any assessments assessed by governmental authority or by private covenant due and payable for the current year or other applicable period and all prior years or periods for any Atlantic Property which is an Operating Property or a Development Property have been paid, except for installments due and not yet delinquent, and no such taxes or assessments are delinquent. All impact fees or other assessments, fees or charges, however denominated, which may constitute a lien or charge on any Atlantic Property which is an Operating Property or a Development Property as a result of existing improvements or developments or which have been assessed or charged as a result of any permit, license or approval obtained for any such Atlantic Property have been paid when due. To Atlantic's knowledge, there is not presently pending any such assessments, fees or charges of any nature with respect to any such Atlantic Property or any part thereof, nor has Atlantic received notice of any such assessments, fees or charges being contemplated. Neither Atlantic nor any Atlantic Subsidiary has received notice of, nor has other knowledge or information of, any proposed change in the valuation of any Atlantic Property which is an Operating Property or a Development Property for real estate taxes from that assessed for the current assessment period, nor does Atlantic have any other knowledge or information of any action or proceeding designed to levy any special assessment against any such Atlantic Property other than such as would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Atlantic Subsidiaries, taken as a whole. Neither Atlantic nor any Atlantic Subsidiary has received written notice of any possible future improvements by a governmental instrumentality, any part of the cost of which would or might be assessed against any Atlantic Property, or of any contemplated future assessments of any kind other than such as would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Atlantic Subsidiaries, taken as a whole.

  SECTION 4.20 MORTGAGES. Other than any mortgages that will secure the payment of notes issuable by Homestead to Atlantic pursuant to the Funding Commitment Agreement and other than any mortgages that secure payment of notes issued by an Atlantic Subsidiary to Atlantic or another Atlantic Subsidiary (individually, an "Atlantic Mortgage" and collectively, the "Atlantic Mortgages"), the Atlantic Properties which are Operating Properties and Development Properties are not encumbered by any mortgage, deed of trust, deed to secure debt or other similar security interest. Each Atlantic Mortgage is valid and enforceable, is in full force and effect, and has not been amended, modified or supplemented. All payments, installments and charges due and payable under an Atlantic Mortgage have been paid in full. To the best of Atlantic's knowledge, no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a default by any Atlantic Subsidiary under an Atlantic Mortgage. The occurrence of any of the transactions contemplated by this Agreement will not require the consent or approval of the holder of an Atlantic Mortgage and will not violate, conflict with or constitute a default by any Atlantic Subsidiary under an Atlantic Mortgage or result in a condition or event which with the giving of notice or the passage of time, or both, would constitute a default by any Atlantic Subsidiary under an Atlantic Mortgage.

  SECTION 4.21 BROKERS AND FINDERS. Atlantic has not employed any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

  SECTION 4.22 INVESTMENT COMPANY ACT. Atlantic is not, and as of the Distribution Date will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  SECTION 4.23 ADEQUACY OF ATLANTIC CONSIDERATION. No part of the Business as conducted by Atlantic is conducted by Atlantic through any entity other than an Atlantic Subsidiary.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF SCG

  SCG represents and warrants to each of the other parties as follows:

  SECTION 5.1 ORGANIZATION AND QUALIFICATION. SCG and each of the SCG Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each has the requisite power, corporate or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted. Each SCG Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of any such SCG Subsidiaries. True, accurate and complete copies of each of the charter and Bylaws of SCG and the charter and bylaws, partnership agreement or other organizational documents of each SCG Subsidiary as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to each of the other parties hereto.

  SECTION 5.2 CAPITALIZATION.

  (a) The authorized stock of each SCG Subsidiary (other than SCG Homestead Village Incorporated) consists of 1,000 shares of common stock, $1.00 par value per share, all of which is owned by SCG or a wholly owned subsidiary of SCG. The authorized stock of SCG Homestead Village Incorporated consists of 1,000 shares of common stock, $0.01 par value per share, 100 shares of which is outstanding and owned by SCG or a wholly owned subsidiary of SCG. All such shares of stock are validly issued, fully paid and nonassessable. SCG or one of its wholly owned subsidiaries owns good and marketable title to the capital stock of the SCG Subsidiaries, in each case, free and clear of all liens, encumbrances, claims, security interests and defects, except such liens, encumbrances, claims, security interests and defects disclosed on Schedule 5.3(b) hereto.

  (b) There are no outstanding subscriptions, options, call, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement that is presently exercisable obligating SCG or any subsidiary of SCG to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of any SCG Subsidiary or obligating SCG or any subsidiary of SCG to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which SCG or any subsidiary of SCG is a party or is bound with respect to the voting of any shares of any SCG Subsidiary.

  SECTION 5.3 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

  (a) SCG and each of the SCG Subsidiaries have full power, corporate or otherwise, and authority to enter into this Agreement and the Related Agreements to which it is party and, subject to SCG Required Statutory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements, and the consummation by SCG and the SCG Subsidiaries of the transactions contemplated hereby and thereby, have been duly authorized by the SCG Board and the board of each SCG Subsidiary and no other corporate proceedings on the part of SCG or any SCG Subsidiary are necessary to authorize the execution and delivery of this Agreement or the Related Agreements and the consummation by SCG and the SCG Subsidiaries of the transactions contemplated hereby and thereby, except for the obtaining of SCG Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by SCG, and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a valid and binding agreement of SCG enforceable against SCG in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general equitable principles and (iii) to the extent this Agreement or any of the Related Agreements contains indemnification provisions for violations of federal or state securities laws, as enforceability of such provisions may be limited under federal and state securities laws.

  (b) The execution and delivery of this Agreement and the Related Agreements by SCG and each SCG Subsidiary to the extent it is a party thereto do not, and the consummation by SCG and the SCG Subsidiaries of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the SCG Properties under any of the terms, conditions or provisions of (i) SCG's Articles of Incorporation or Bylaws, (ii) subject to obtaining SCG Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to SCG or any SCG Subsidiary or, to SCG's best knowledge, any of the SCG Properties, (iii) subject to receiving the approvals of the shareholders and board of the SCG Subsidiaries, the charter or bylaws of an SCG Subsidiary or (iv) except as set forth on Schedule 5.3(b) hereto, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which SCG or any SCG Subsidiary is now a party or by which SCG or any SCG Subsidiary or, to SCG's best knowledge, any of the SCG Properties may be bound, excluding from the foregoing clauses (ii) and (iv) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of SCG or, taken as a whole, the SCG Subsidiaries.

  (c) Except for (i) any filings by the parties hereto that may be required by the HSR Act, (ii) the filing of the Registration Statement, including the Proxy Statement and Prospectus, with the Commission pursuant to the

Securities Act and the Exchange Act, and the declaration of the effectiveness thereof by the Commission and filings with various state blue sky authorities,
(iii) any required filings by SCG or an SCG Subsidiary pursuant to Section 2.1(c), (iv) any required filings with or approvals from applicable federal or state environmental authorities and (v) any required filings with or approvals from applicable federal or state housing authorities (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "SCG Required Statutory Approvals"), to SCG's best knowledge, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement and the Related Agreements by SCG or any SCG Subsidiary or the consummation by SCG or any SCG Subsidiary of the transactions contemplated hereby or thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of SCG or, taken as a whole, the SCG Subsidiaries.

  SECTION 5.4 FINANCIAL STATEMENTS. The combined financial statements prepared by SCG with respect to the Business for the years ended December 31, 1993, 1994 and 1995 (the "SCG Business Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the SCG Subsidiaries as of the dates presented and the results of their operations and cash flows for the periods presented.

  SECTION 5.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, there has not been any material adverse change or any event (other than general economic or market conditions) which would reasonably be expected to result in a material adverse change, individually or in the aggregate, in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of the SCG Subsidiaries, taken as a whole.

  SECTION 5.6 REGISTRATION STATEMENT AND PROXY STATEMENT AND PROSPECTUS. None of the information to be supplied by SCG for inclusion or incorporation by reference in (a) the Registration Statement or (b) the Proxy Statement and Prospectus will, in the case of the Proxy Statement and Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and Prospectus and any amendments thereof or supplements thereto, and at the time of the meetings of shareholders of Atlantic and PTR to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meeting of the shareholders of Atlantic and PTR, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by SCG with respect to information supplied by PTR, Atlantic or Homestead or derived therefrom for inclusion therein.

  SECTION 5.7 TAXES.

  (a) Each SCG Subsidiary has duly filed with the appropriate governmental authorities all Tax Returns required to be filed by it for all periods ending on or prior to the Merger Closing, except to the extent of any Tax Returns for which an extension of time for filing has been properly filed. Each such return and filing is true and correct in all material respects. Each such return and filing is true and correct in all material respects. All Taxes shown as due on all such returns and other filings have been paid. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of SCG which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined. All Taxes which each SCG Subsidiary is required by law to withhold or collect, including without limitation, sales and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. There are no liens for Taxes upon the SCG Properties which are Development Properties except for statutory liens for Taxes not yet due.

  (b) SCG has not filed for an extension of a statute of limitations with respect to any Tax and no governmental authorities have requested an extension of the statute of limitations with respect to any Tax.

  SECTION 5.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither SCG nor any SCG Subsidiary had, at December 31, 1995, and neither has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses), with respect to the SCG Properties (a) except liabilities, obligations or contingencies which are accrued or reserved against in the SCG Business Financial Statements or reflected in the notes thereto and (b) except for any liabilities, obligations or contingencies which (i) would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the SCG Subsidiaries, taken as a whole or (ii) have been discharged or paid in full prior to the date hereof.

  SECTION 5.9 LITIGATION. Except as set forth on Schedule 5.9, there are no claims, suits, actions or proceedings pending or, to the best of SCG's knowledge without any independent investigation, threatened, against, relating to or affecting any SCG Subsidiary or any of the SCG Properties which are Development Properties before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to affect materially and adversely the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the SCG Subsidiaries, taken as a whole. No SCG Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the SCG Subsidiaries, taken as a whole.

  SECTION 5.10 NO VIOLATION OF LAW. To the knowledge of SCG, none of the SCG Subsidiaries is in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the SCG Subsidiaries, taken as a whole. To the knowledge of SCG, none of the SCG Subsidiaries is in violation or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority with respect to the SCG Properties which are Development Properties, except for violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the SCG Subsidiaries, taken as a whole. No investigation or review of the SCG Subsidiaries by any governmental or regulatory body or authority is pending or, to the best knowledge of SCG without any independent investigation, threatened, nor has any governmental or regulatory body or authority indicated to SCG or any SCG Subsidiary an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the SCG Subsidiaries, taken as a whole. Each of the SCG Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted and as proposed by such SCG Subsidiary to be conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the SCG Subsidiaries, taken as a whole.

  SECTION 5.11 SCG ACQUISITION PROPERTY CONTRACTS. Copies of all contracts, arrangements and understandings to which SCG or an SCG Subsidiary is a party relating to the acquisition of each SCG

Property which is an Acquisition Property have previously been delivered or made available to each of the other parties hereto. To SCG's knowledge, all such contracts, arrangements and understandings are, to the extent provided therein, valid and binding agreements of the parties thereto and enforceable against the parties thereto in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any provision of, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of such contract, arrangement or understanding.

  SECTION 5.12 ZONING. No application filed by SCG or any SCG Subsidiary for variance or change in zoning or in use or occupancy with respect to any SCG Property which is a Development Property is pending before any governmental agency or authority except for those consistent with the intended use of such properties in the Business and except for those the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the SCG Subsidiaries, taken as a whole. Neither SCG nor any SCG Subsidiary has received written notice from any federal, state, municipal, or other governmental instrumentality requiring (a) the correction of any condition with respect to any SCG Property which is a Development Property, or any part thereof, by reason of a violation of current applicable laws, regulations, ordinances, building codes and rules of all applicable municipal, local, state and federal jurisdictions, including, without limitation, the Americans with Disabilities Act, zoning ordinances and building codes or (b) that any SCG Property which is a Development Property or its current use or operation violates any restriction, condition or agreement contained in any easement, restrictive covenant, or similar instrument or agreement affecting any SCG Property which is a Development Property. SCG or an SCG Subsidiary has not received any written notice of violation from any federal, state, municipal, or other governmental instrumentality, or written notice of an intention by any of the foregoing to revoke any certificate of occupancy, license, or permit issued by it in connection with the current or intended use of any SCG Property which is a Development Property.

  SECTION 5.13 TITLE INSURANCE. An owner's policy of title insurance, or a commitment to issue such a policy, issued by a nationally recognized title insurance company has been obtained for each SCG Property which is a Development Property. Each owner's policy of title insurance or commitment (a) insures or will insure the fee simple ownership interest of the appropriate SCG Subsidiary in each SCG Property subject only to those liens, encumbrances, claims, security interests and defects, (i) disclosed in the title insurance policies and commitments, and (ii) those which would not, either individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the SCG Subsidiaries, taken as a whole (collectively, the "SCG Permitted Encumbrances") and (b) is in an amount at least equal to the sum of (x) the cost of the acquisition of such SCG Property and (y) the estimated costs of any subsequent construction and installation of the improvements made by such SCG Subsidiary located on such SCG Property (measured at the time of such construction).

  SECTION 5.14 ENVIRONMENTAL MATTERS. Except as set forth in the Environmental Reports (copies of which have previously been provided or made available to each of the other parties hereto), SCG has no knowledge of (a) any violation of Environmental Laws relating to any SCG Property which is a Development Property, (b) the release or potential release of Hazardous Materials on or from any SCG Property which is a Development Property in violation of any Environmental Laws, (c) underground storage tanks located on any SCG Property which is a Development Property, or (d) asbestos in or on any SCG Property which is a Development Property. Except as set forth in the Environmental Reports, neither SCG nor any SCG Subsidiary has manufactured, introduced, released or discharged from or onto any SCG Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos) in violation of any Environmental Laws, and neither SCG nor any SCG Subsidiary has used any SCG Property which is a Development Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws.

  SECTION 5.15 DEFECTS. To the best of SCG's knowledge without any independent investigation, there are no material defects in the improvements located on an SCG Property which is a Development Property including, without limitation, any defect in the foundation, structural systems or roof or the electrical, plumbing, heating, ventilating or air conditioning systems included within the improvements located on such SCG Property and there are no material repairs or deferred maintenance required to be made thereto.

  SECTION 5.16 INSURANCE. SCG or the SCG Subsidiaries maintain insurance coverage for the SCG Subsidiaries and the SCG Properties which are Development Properties of a type, and in amounts, typical of similar companies engaged in the extended-stay lodging business. All such insurance policies are in full force and effect, and with respect to all policies, none of SCG nor any SCG Subsidiary is delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are sufficient for compliance with all requirements of law and of all agreements to which SCG or the SCG Subsidiaries are a party or otherwise bound and are valid, outstanding, collectable, and enforceable policies and will remain in full force and effect through the Merger Closing. Neither SCG nor any SCG Subsidiary has received written notice within the last 12 months from any insurance company or board of fire underwriters of any defects or inadequacies in, on or about any SCG Property which is a Development Property or any part or component thereof that would materially adversely affect the insurability of such SCG Property or cause any material increase in the premiums for such SCG Property that have not been cured or repaired to the satisfaction of the party issuing the notice.

  SECTION 5.17 CONDEMNATION. Neither SCG nor any SCG Subsidiary has been served with a complaint in a public or private condemnation or similar proceeding affecting an SCG Property which is an Operating Property or a Development Property or any part thereof which would reasonably be expected to have a material adverse effect upon the present maintenance, operation, occupancy or use of such SCG Property nor, to the best of SCG's knowledge without independent investigation, has any such proceeding been threatened in writing against SCG or any SCG Subsidiary.

  SECTION 5.18 TAXES AND ASSESSMENTS ON SCG PROPERTIES. All real estate taxes and assessments imposed by governmental authority and any assessments assessed by governmental authority or by private covenant due and payable for the current year or other applicable period and all prior years or periods for any SCG Property which is a Development Property have been paid, except for installments due and not yet delinquent, and no such taxes or assessments are delinquent. All impact fees or other assessments, fees or charges, however denominated, which may constitute a lien or charge on any SCG Property which is a Development Property as a result of existing improvements or developments or which have been assessed or charged as a result of any permit, license or approval obtained for any such SCG Property have been paid when due. To SCG's knowledge, there is not presently pending any such assessments, fees or charges of any nature with respect to any such SCG Property or any part thereof, nor has SCG received notice of any such assessments, fees or charges being contemplated. Neither SCG nor any SCG Subsidiary has received notice of, nor has other knowledge or information of, any proposed change in the valuation of any SCG Property which is an Operating Property or a Development Property for real estate taxes from that assessed for the current assessment period, nor does SCG have any other knowledge or information of any action or proceeding designed to levy any special assessment against any such SCG Property. Neither SCG nor any SCG Subsidiary has received written notice of any possible future improvements by a governmental instrumentality, any part of the cost of which would or might be assessed against any SCG Property, or of any contemplated future assessments of any kind other than such as would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the SCG Subsidiaries, taken as a whole.

  SECTION 5.19 EMPLOYEE BENEFIT PLANS. SCG has previously provided or made available to each of the other parties hereto a copy of each written employee benefit plan maintained by SCG and/or their affiliates ("Employee Benefit Plans") that provides retirement, pension, health care, long term disability income, life insurance and any other post-retirement benefits that as of the date hereof covers any employee of an SCG

Subsidiary who will become an employee of Homestead or one of its subsidiaries after the Merger Closing ("Employees"). Each Employee Benefit Plan complies and has been administered in form and in operation in all material respects with all applicable requirements of law and no notice has been issued by any governmental authority questioning or challenging such compliance.

  SECTION 5.20 MORTGAGES. The SCG Properties are not subject to any mortgages, deeds of trust, deeds to secure debt and other similar security interests encumbering the SCG Properties or any part thereof.

  SECTION 5.21 INTELLECTUAL PROPERTY. Schedule 5.21 is a true and complete list of all of the Intellectual Property used in the conduct of the Business. SCG owns all right, title and interest in the Intellectual Property, free and clear of all liens, encumbrances, claims, security interests and defects, except for licenses granted by SCG to the PTR Subsidiaries, PTR, and the Atlantic Subsidiaries. None of the Intellectual Property has been or is the subject of any pending adverse claim, or to the best knowledge of SCG, any threatened litigation or claim of infringement. SCG has not received any notice contesting its right to use any Intellectual Property.

  SECTION 5.22 BROKERS AND FINDERS. SCG has not employed any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

  SECTION 5.23 INVESTMENT COMPANY ACT. SCG is not, and as of the Distribution Date will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  SECTION 5.24 ADEQUACY OF SCG CONSIDERATION. Except for the Intellectual Property described on Schedule 5.21, no part of the Business as conducted by SCG is conducted by SCG through any entity other than an SCG Subsidiary.

                                  ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF HOMESTEAD

  SECTION 6.1 ORGANIZATION AND QUALIFICATION. Homestead is duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power, corporate or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted. As of the Merger Closing, Homestead will be qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or proposed to be owned, leased or operated or the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Homestead. True, accurate and complete copies of each of the charter and Bylaws of Homestead, including all amendments thereto, have heretofore been delivered to each of the other parties.

  SECTION 6.2 CAPITALIZATION.

  (a) The authorized stock of Homestead consists of 250,000,000 shares of Homestead Stock, of which 1,000 shares of Homestead Stock are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Homestead Stock are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof, Homestead has no subsidiaries.

  (b) Except as contemplated by this Agreement and the Related Agreements, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement that is presently exercisable obligating Homestead to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Homestead Stock or obligating Homestead to grant, extend or enter into any such agreement or commitment; provided, however, that the foregoing shall not apply to the adoption by Homestead of any stock option plan providing for grants of options to directors and employees nor to any grant of options thereunder nor shall the foregoing apply to the adoption by Homestead of a shareholder rights plan and any dividend of rights to acquire securities thereunder. There are no voting trusts, proxies or other agreements or understandings to which Homestead is a party or is bound with respect to the voting of any shares of Homestead Stock.

  SECTION 6.3 ISSUANCE OF SECURITIES. The shares of Homestead Stock issuable to PTR, Atlantic and SCG hereunder, when issued in accordance with the provisions of this Agreement and the Related Agreements, will be duly and validly authorized and issued and will be fully paid and nonassessable.

  SECTION 6.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

  (a) Homestead has full power, corporate or otherwise, and authority to enter into this Agreement and the Related Agreements and, subject to the Homestead Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Related Agreements, and the consummation by Homestead of the transactions contemplated hereby and thereby, have been duly authorized by the Homestead Board and no other corporate proceedings on the part of Homestead are necessary to authorize the execution and delivery of this Agreement and the Related Agreements and the consummation by Homestead of the transactions contemplated hereby and thereby, except for the obtaining of Homestead Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by Homestead, and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a valid and binding agreement of Homestead enforceable against Homestead in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general equitable principles and (iii) to the extent this Agreement or any of the Related Agreements contains indemnification provisions for violations of federal or state securities laws, as enforceability of such provisions may be limited under federal and state securities laws.

  (b) The execution and delivery of this Agreement and the Related Agreements by Homestead to the extent it is a party thereto do not, and the consummation by Homestead of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of its properties under any of the terms, conditions or provisions of (i) Homestead's charter or Bylaws, (ii) subject to obtaining Homestead Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Homestead or, to Homestead's best knowledge, any of its properties, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Homestead is now a party or by which Homestead or any of its properties may be bound, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Homestead.

  (c) Except for (i) any filings by the parties hereto that may be required by the HSR Act, (ii) the filing of the Registration Statement, including the Proxy Statement and Prospectus with the Commission pursuant to the Securities Act and the Exchange Act, and the declaration of the effectiveness thereof by the Commission and filings with various state blue sky authorities, (iii) any required filings by Homestead pursuant to Section 2.1, (iv) any required filings with or approvals from applicable federal or state environmental authorities and (v) any required filings with or approvals from applicable federal or state housing authorities (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Homestead Required Statutory Approvals"), to Homestead's best knowledge, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement and the Related Agreements by Homestead or the consummation by Homestead of the transactions contemplated hereby or thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Homestead.

  SECTION 6.5 REGISTRATION STATEMENT AND PROXY STATEMENT AND PROSPECTUS. None of the information to be supplied by Homestead for inclusion or incorporation by reference in (a) the Registration Statement or Atlantic's registration statement in connection with the Atlantic IPO or (b) the Proxy Statement and Prospectus will, in the case of the Proxy Statement and Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and Prospectus and any amendments thereof or supplements thereto, and at the time of the meetings of shareholders of Atlantic and PTR to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement or Atlantic's registration statement in connection with the Atlantic IPO, as amended or supplemented, at the time it becomes effective and in the case of the Registration Statement at the time of such meeting of the shareholders of Atlantic and PTR, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and Prospectus will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act (as applicable thereto) and the rules and regulations promulgated thereunder, except that no representation is made by Homestead with respect to information supplied by Atlantic or PTR or derived therefrom for inclusion therein.

  SECTION 6.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except in connection with the negotiation, execution and delivery of this Agreement and the Related Agreements, Homestead has not incurred any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses) except for any liabilities, obligations or contingencies which (i) would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Homestead or (ii) have been discharged or paid in full prior to the date hereof.

  SECTION 6.7 LITIGATION. Except as set forth on Schedule 6.7, there are no claims, suits, actions or proceedings pending or, to the best of Homestead's knowledge without any independent investigation, threatened, against, relating to or affecting Homestead or any of its properties before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to affect materially and adversely the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Homestead. Homestead is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Homestead.

  SECTION 6.8 NO VIOLATION OF LAW. To the knowledge of Homestead, Homestead is not in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Homestead. To the knowledge of Homestead, none of Homestead's properties is in violation or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Homestead. No investigation or review of Homestead by any governmental or regulatory body or authority is pending or, to the best knowledge of Homestead without any independent investigation, threatened, nor has any governmental or regulatory body or authority indicated to Homestead an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Homestead. Homestead has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted and as proposed by Homestead to be conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Homestead.

  SECTION 6.9 BROKERS AND FINDERS. Homestead has not employed any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

  SECTION 6.10 INVESTMENT COMPANY ACT. Homestead is not, and as of the Distribution Date will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                  ARTICLE VII

               CONDUCT OF BUSINESSES PENDING THE MERGER CLOSING

  SECTION 7.1 CONDUCT OF BUSINESS BY ATLANTIC, PTR AND SCG. After the date hereof and prior to the Merger Closing or earlier termination of this Agreement, except as each other party shall otherwise agree in writing or as may be otherwise specifically contemplated by this Agreement and the Related Agreements, each of PTR, Atlantic and SCG shall, with respect to the Business as conducted by it:

    (a) conduct its Business in the ordinary and usual course of business and consistent with past practice (subject to clause (c) below);

    (b) use its respective best efforts to take, or cause to be taken, all actions reasonably necessary to continue, in the ordinary and normal course of business and consistent with past practice, with the development of, or construction on, any of its properties which is a Development Property;

    (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of capital stock of a PTR Subsidiary, Atlantic Subsidiary or SCG Subsidiary of any class or any debt or equity securities convertible into or exchangeable for such stock or amend or modify the terms and conditions of any of the foregoing;

    (d) not (i) incur or become contingently liable with respect to any additional indebtedness for borrowed money in respect of the PTR Properties, Atlantic Properties or SCG Properties, (ii) take any action which would jeopardize PTR's or Atlantic's status as a real estate investment trust under the Code, (iii) sell any PTR Properties, Atlantic Properties or SCG Properties, (iv) prepay or cause to be prepaid any principal amount outstanding under any notes secured by any of the PTR Mortgages or the Atlantic Mortgages (other than a prepayment by a PTR Subsidiary to the extent that all costs to acquire or develop the PTR Properties is less than the amount outstanding under any such notes immediately prior to the Merger Closing), (v) purchase or acquire any properties for use as extended-stay lodging facilities other than pursuant to any contract, agreement with respect to an Acquisition Property or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (e) use reasonable efforts to preserve intact its Business organization and goodwill, keep available the services of its present officers, and preserve the goodwill and business relationships with all lessees, operators, suppliers, distributors, customers, and others having business relationships with it and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

    (f) confer with one or more representatives of each other party when requested to report on material operational matters and the general status of ongoing operations of its respective business to be contributed to Homestead pursuant to this Agreement; and

    (g) maintain, in full force and effect, with all premiums due thereon paid, policies of insurance covering all of the insurable tangible assets and businesses of the Atlantic Subsidiaries and Atlantic Properties, the PTR Subsidiaries and PTR Properties and the SCG Subsidiaries and SCG Properties in amounts and as to foreseeable risks usually insured against by persons operating similar businesses under valid and enforceable policies of insurance issued by nationally recognized insurers.

  SECTION 7.2 CONDUCT OF BUSINESS BY HOMESTEAD. After the date hereof and prior to the Merger Closing or earlier termination of this Agreement, except as each other party shall otherwise agree in writing or as may be otherwise specifically contemplated by this Agreement or the Related Agreements, Homestead shall:

    (a) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of stock of Homestead of any class or any debt or equity securities convertible into or exchangeable for such stock or amend or modify the terms and conditions of any of the foregoing (provided that the foregoing shall not apply to the adoption by Homestead of any stock option plan providing for grants of options to directors and employees nor to any grant of options thereunder nor shall the foregoing apply to the adoption by Homestead of a shareholders rights agreement and any dividend of rights to acquire securities thereunder);

    (b) except as described in clause (c) below, not incur or become contingently liable with respect to any indebtedness for borrowed money or enter into any contract or arrangement with respect thereto; and

    (c) not enter into any contract, arrangement or understanding relating to the purchase or acquisition of any property or any contract, arrangement or understanding relating to the disposition of any PTR Property, Atlantic Property or SCG Property; provided, however, that Homestead may purchase or acquire properties for use as extended-stay lodging facilities with the consent of each of the other parties hereto provided that the funds therefor are loaned from SCG to Homestead at a rate of interest no greater than the prime rate of interest as announced from time to time by Wells Fargo Realty Advisors Funding, Incorporated at its Atlanta, Georgia office, plus one-half of one percent.

                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS

  SECTION 8.1 ACCESS TO INFORMATION. Each of the parties shall afford to each of the other parties hereto and their respective accountants, counsel, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Merger Closing to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of such party, as appropriate, and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received pursuant to the requirements of federal or state securities laws or filed with the Commission in connection with the transactions contemplated by this Agreement, and (b) such other information concerning their respective businesses, properties and personnel which are the subject of this Agreement or the Related Agreements as shall be reasonably requested; provided that no investigation pursuant to this
Section 8.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties hereto to consummate the transactions contemplated hereby or thereby. Each party shall promptly advise each other party in writing of any change or the occurrence of any event after the date of this Agreement or the Related Agreements having, or which, insofar as can reasonably be foreseen, in the future may have, any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the properties which are the subject of this Agreement or the Related Agreements.

  SECTION 8.2 REGISTRATION STATEMENT AND PROXY STATEMENT AND PROSPECTUS. PTR, Atlantic and Homestead shall file with the Commission as soon as is reasonably practicable after the date hereof the Proxy Statement and Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. PTR, Atlantic and Homestead shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the Distribution. PTR, Atlantic and Homestead shall promptly furnish to each other all information, and take such other actions as may reasonably be requested in connection with any action by any of them in connection with this Section and shall cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement and the Related Agreements.

  SECTION 8.3 SHAREHOLDERS' APPROVAL. PTR shall promptly take such action as may be required by its Declaration of Trust and applicable law, and Atlantic shall promptly seek to obtain the requisite shareholder approval of this Agreement and the transactions contemplated hereby, including, in the case of PTR, amendments to PTR's Declaration of Trust necessary to consummate the transactions contemplated hereby (the "PTR Shareholders' Approval" and "Atlantic Shareholders' Approval," as appropriate), and PTR and Atlantic shall each use their respective best efforts to obtain shareholder approval and adoption of this Agreement and the transactions contemplated hereby as soon as practicable following the date upon which the Registration Statement is declared effective by the Commission. The PTR Board and the Atlantic Board shall recommend to their respective shareholders the approval of this Agreement and of the transactions contemplated by this Agreement; provided, however, that prior to the meeting of shareholders of PTR or Atlantic, the PTR Board or the Atlantic Board, as the case may be, may withdraw, modify or amend such recommendation to the extent that the PTR Board or the Atlantic Board, as the case may be, deems it necessary to do so in the exercise of its fiduciary obligations to PTR or Atlantic, as the case may be, after being so advised by, in the case of PTR, Munger, Tolles & Olson, and, in the case of Atlantic, King & Spalding, or in either case, other nationally recognized counsel not having an interest in the transactions contemplated by this Agreement or the Related Agreements.

  SECTION 8.4 AFFILIATE AGREEMENTS. PTR and Atlantic shall use their respective best efforts to cause each principal executive officer, each director, trustee and each other person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of PTR or Atlantic to deliver to Homestead on or prior to the Distribution Date a written agreement (an "Affiliate Agreement") to the effect that such person will not offer to sell, sell or otherwise dispose of any Homestead Stock or Homestead Warrants issued in the Distribution, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Homestead, is exempt from the registration requirements of the Securities Act.

  SECTION 8.5 EXCHANGE. Homestead shall use its best efforts to effect, at or before the Distribution Date, authorization for listing or quotation on an Exchange upon official notice of issuance of the Homestead Stock and Homestead Warrants to be issued in connection with the Distribution.

  SECTION 8.6 EXPENSES. All costs and expenses incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that (a) those expenses incurred in connection with filing, printing and distributing the Proxy

Statement and Prospectus shall be paid 63.64%, 28.18% and 8.18% by PTR, Atlantic and SCG, respectively, (b) and all costs relating to the Atlantic IPO shall be paid by Atlantic, (c) all transfer, excise or other taxes payable by reason of the transactions contemplated pursuant to Section 2.1 shall be borne 63.64%, 28.18% and 8.18% by PTR, Atlantic and SCG, respectively, and (d) the filing fees payable in connection with any required filing under the HSR Act shall be borne by SCG.

  SECTION 8.7 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use its respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements, including using its best efforts to identify and obtain all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions (including, but not limited to, Atlantic Required Statutory Approvals, PTR Required Statutory Approvals, SCG Required Statutory Approvals, Homestead Required Statutory Approvals, any filings under federal and state securities laws and the HSR Act and any submissions requested by the Federal Trade Commission or Department of Justice in connection therewith) and to lift any injunction or other legal bar to the transactions contemplated hereby and thereby (and, in such case, to proceed with such transactions as expeditiously as possible), subject, however, to obtaining Atlantic Shareholders' Approval and PTR Shareholders' Approval.

  SECTION 8.8 PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement and the Related Agreements or the transactions contemplated hereby and thereby and shall not issue any such press release or written public statement prior to review and approval by the other parties, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement, prior review and approval would prevent the timely dissemination of such release or announcement in violation of any applicable law, rule, regulation or policy of an Exchange.

  SECTION 8.9 CORRECTIONS TO THE PROXY STATEMENT AND PROSPECTUS AND REGISTRATION STATEMENT. Prior to the date of Atlantic Shareholders' Approval and PTR Shareholders' Approval, each of PTR, Atlantic, SCG and Homestead shall correct promptly any information provided by it to be used specifically in the Proxy Statement and Prospectus and Registration Statement or relating to it and incorporated by reference into the Proxy Statement and Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the Commission and have declared effective or cleared by the Commission any amendment or supplement to the Proxy Statement and Prospectus or the Registration Statement so as to correct the same and to cause the Proxy Statement and Prospectus as so corrected to be disseminated to the shareholders of Atlantic and PTR, in each case to the extent required by applicable law.

  SECTION 8.10 VOTING OF SHARES. SCG will vote all PTR Common Shares and all shares of Atlantic Common Stock owned by it in favor of the approval and adoption of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby; provided, however, that SCG shall not be obligated to vote any PTR Common Shares or shares of Atlantic Common Stock in favor of such matters in the event that the PTR Board or the Atlantic Board withdraws, modifies or amends its recommendation pursuant to Section 8.3.

  SECTION 8.11 ATLANTIC IPO REGISTRATION STATEMENT. Atlantic shall file with the Commission as soon as is reasonably practicable after the date hereof a registration statement relating to the Atlantic IPO and shall use all reasonable efforts to have such registration statement declared effective by the Commission as promptly as practicable. Atlantic shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the Atlantic IPO. Atlantic shall promptly furnish to each other party copies of all information filed by Atlantic with any governmental authority in connection with the Atlantic IPO. In the event the Atlantic Board determines that it is not reasonably practicable to file a registration statement relating to the Atlantic IPO during the term of this Agreement, the Atlantic Board will give written notice of such determination as promptly as practicable to each of PTR, SCG and Homestead.

  SECTION 8.12 CONFIDENTIALITY

  (a) As used herein, "Confidential Material" means, with respect to any party hereto (the "Providing Party"), all information, whether oral, written or otherwise, furnished to any other party hereto (the "Receiving Party") or such Receiving Party's directors, trustees, officers, partners, Affiliates (as defined in Rule 12b-2 under the Exchange Act), employees, agents or representatives (collectively, "Representatives"), by the Providing Party and all reports, analyses, compilations, studies and other material prepared by the Receiving Party or its Representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing, reflecting or based upon, in whole or in part, any such information. The term "Confidential Material" does not include information which (i) is or becomes generally available, to the public other than as a result of a disclosure by the Receiving Party, its Representatives or anyone to whom the Receiving Party or any of its Representatives transmit any Confidential Material in violation of this Agreement, (ii) is or becomes known or available to the Receiving Party on a non-confidential basis from a source (other than the Providing Party or one of its Representatives) who is not, to the knowledge of the Receiving Party after reasonable inquiry, prohibited from transmitting the information to the Receiving Party or its Representatives by a contractual, legal, fiduciary or other obligation or (iii) is contained in the Registration Statement.

  (b) Subject to paragraph (c) below or except as required by applicable laws, regulations or legal process, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part, and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Related Agreement and the transactions contemplated hereby or thereby or evaluating, negotiating or advising with respect to such matters. Moreover, each Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transactions and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section. In any event, each Receiving Party will be responsible for any actions by its Representatives which are not in accordance with the provisions hereof.

  (c) In the event that any Receiving Party, its Representatives or anyone to whom such Receiving Party or its Representatives supply the Confidential Material, are requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal process) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legal available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

  (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from a Providing Party, the Receiving Party shall, except to the extent prohibited by applicable laws, regulations or legal process, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material to be used only in connection with litigation arising from the transactions contemplated by this Agreement.

  SECTION 8.13 PERSONNEL.

  (a) SCG Liability for Employee Obligations. SCG shall indemnify and hold harmless Homestead for any and all obligations, debts or liabilities relating to or arising from any Employee's employment with SCG or an SCG Subsidiary, which obligation, debt or liability arises prior to the date of the Merger Closing. SCG shall honor or cause its insurance carriers to honor all claims for benefits by the Employees under each Employee Benefit Plan with respect to claims incurred by the Employees or their covered dependents before the Closing Date.

  (b) Homestead Employee Benefit Plans. Homestead shall establish or cause to be established employee benefit plans for the Employees that are substantially similar to the SCG Employee Benefit Plans, which plans shall recognize service of the Employees with Homestead and SCG and its affiliates to the same extent such service has been recognized under the Employee Benefit Plans. Notwithstanding the foregoing, (i) the medical plan established by Homestead shall recognize any deductibles and co-payments Employees have made under the SCG medical plan in the current plan year and (ii) the 401(k) plan established by Homestead shall permit investment in Homestead common stock and, to the extent permitted by applicable law, either accept rollovers of Employees' accounts under the SCG 401(k) plan or merge the portion of the SCG 401(k) plan that covers the Employees with and into the new plan.

  (c) Homestead's Nonassumption of Liability. Except as provided in paragraph
(b) above, Homestead shall not incur any liability with respect to an Employee Benefit Plan.

  (d) WARN Act. SCG agrees to assume responsibility for giving all notices required, if any, by the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") or any similar state law or regulation, to assume liability for any alleged failure to give such notice, and to indemnify and hold harmless Homestead and its affiliates for any and all claims asserted under the WARN Act or any similar state law or regulation because of a "plant closing" or a "mass layoff" occurring on or before the Merger Closing date. For purposes of this Agreement, the Merger Closing date is the "effective date" for purposes of the WARN Act.

  SECTION 8.14 EXHIBITS AND SCHEDULES.

  (a) Immediately prior to the Merger Closing, each of PTR, Atlantic and SCG shall update Exhibits II, III and IV, as appropriate, to reflect changes in the status of the properties identified by such parties as Acquisition Properties, Development Properties and Operating Properties.

  (b) Each party hereto shall deliver to each other party hereto at least two days prior to the Merger Closing date updated schedules to this Agreement reflecting any changes in such party's scheduled items occurring from the date hereto to the Merger Closing date.

  SECTION 8.15 REIMBURSEMENT OF PURSUIT COSTS. Set forth on Schedule 8.15 hereto is a complete list of all properties identified by PTR, Atlantic or SCG as to which PTR, Atlantic or SCG, as the case may be, has expended funds in furtherance of the potential acquisition thereof. Set forth opposite the name of each such property is the aggregate amount expended by PTR, Atlantic or SCG, as the case may be, for such purpose as of the date hereof. Upon the acquisition by Homestead of any of such properties, Homestead shall reimburse PTR, Atlantic or SCG, as the case may be, all such costs. Homestead further agrees that any and all additional expenses in furtherance of the acquisition of such properties shall be borne exclusively by Homestead.

  SECTION 8.16 PRORATIONS. Homestead and SCG hereby agree that all of the items referred to in clauses (i) through (iii) of this Section 8.16 relating to the operation of the Business as conducted by SCG or an SCG Subsidiary will be prorated as of the Merger Closing, with SCG liable or entitled to the benefit of such items to the extent such items relate to any time period up to and including the date of the Merger Closing, and Homestead liable or entitled to the benefit of such items to the extent such items relate to periods subsequent to the date of the Merger Closing: (i) REIT management and property management fees and expenses relating to the operation of the Business; (ii) travel costs and expenses of attorneys, accountants and other professional related to the operation of the Business; and (iii) fees and expenses relating to any contract, arrangement or understanding involving the purchase of goods or the provision of services relating to the operation of the Business. At the Merger Closing, Homestead will pay to SCG and SCG will pay to Homestead the amount in cash, if any, due under this Section 8.16.

                                  ARTICLE IX

                                  CONDITIONS

  SECTION 9.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligation of each party to effect the transactions contemplated hereby and by the Related Agreements shall be subject to the fulfillment at or prior to the Merger Closing of the following conditions:

    (a) Each other party shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Merger Closing and the representations and warranties of each such other party shall be true and correct in all material respects on and as of
  (i) the date made and (ii) the Merger Closing with the same effect as if made on that date; and each other party shall have received a certificate of an executive officer of such party to that effect;

    (b) This Agreement, the Related Agreements and the transactions contemplated hereby and thereby shall have been approved by the requisite vote of shareholders of PTR and Atlantic;

    (c) The PTR Board and the Atlantic Board shall have each declared the dividend contemplated by the Distribution;

    (d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission;

    (e) Each of PTR and Atlantic shall have received either a favorable opinion of Mayer, Brown & Platt (in form and substance reasonably satisfactory to PTR and Atlantic) or a favorable ruling from the Internal Revenue Service to the effect that the mergers described in Section 2.1 will constitute a transaction subject to Section 351 or the reorganization provisions of the Code and related provisions;

    (f) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement and the Related Agreements shall have been issued and remain in effect (each party agreeing to use its best efforts to have any such injunction, order or decree lifted);

    (g) The waiting period applicable to the consummation of the Merger Closing and the Distribution under the HSR Act shall have expired or been terminated;

    (h) All governmental consents, orders and approvals legally required for the consummation of the transactions contemplated by this Agreement and the Related Agreements shall have been obtained and be in effect at the Merger Closing (including Atlantic Required Statutory Approvals, PTR Required Statutory Approvals, SCG Required Statutory Approvals and Homestead Required Statutory Approvals), and all consents, orders and approvals legally required for the consummation of the transactions contemplated by this Agreement and the Related Agreements shall have become final orders;

    (i) The Homestead Warrants shall have been issued pursuant to the Warrant Purchase Agreement;

    (j) Atlantic shall have contributed $18,620,245 (which amount shall be adjusted in accordance with the formula set forth in Schedule 9.1(j)) in cash to Atlantic Homestead Village and shall not have encumbered or otherwise disposed of such funds;

    (k) The registration statement relating to the Atlantic IPO, if filed with the SEC, shall have been declared effective by the SEC or withdrawn by Atlantic or, if such registration statement has not been filed, Atlantic shall have given the notice required by Section 8.11;

    (l) Each of PTR, Atlantic and SCG shall have forgiven all indebtedness owing to it from each PTR Subsidiary, Atlantic Subsidiary and SCG Subsidiary, respectively, other than any indebtedness secured by a PTR Mortgage or an Atlantic Mortgage, as the case may be; and

    (m) Each of the parties shall have acquired all material consents required from third parties necessary to consummate the transactions contemplated by this Agreement.

  SECTION 9.2 CONDITIONS TO OBLIGATIONS OF ATLANTIC. Unless waived by Atlantic, the obligation of Atlantic to effect the transactions contemplated hereby and by the Related Agreements shall be subject to the fulfillment at or prior to the Merger Closing of the following additional conditions:

    (a) Atlantic shall have received an opinion from Munger, Tolles & Olson, counsel to the PTR Special Committee, dated as of the Merger Closing, substantially in the form set forth in Exhibit V hereto;

    (b) Atlantic shall have received an opinion from Mayer, Brown & Platt, counsel to SCG and Homestead, dated as of the Merger Closing, substantially in the form set forth in Exhibit VI hereto;

    (c) The Special Committee of the Atlantic Board (the "Atlantic Special Committee") shall have received from an investment banking firm satisfactory to the Atlantic Special Committee, a written opinion to the effect that, as of the date of the Proxy Statement a written Prospectus, the consideration to be paid to Atlantic in the transactions contemplated by this Agreement and by the Related Agreements is fair, from a financial point of view, to Atlantic shareholders (other than SCG), and such opinion shall not have been withdrawn, revoked or modified;

    (d) The Homestead Stock and Homestead Warrants to be issued in connection with the Distribution shall have been authorized for listing or quotation on an Exchange upon official notice of issuance;

    (e) Homestead shall have executed and delivered to Atlantic the Funding Commitment Agreement substantially in the form set forth in Exhibit VII hereto;

    (f) Homestead shall have executed and delivered to Atlantic the Atlantic Investor Agreement substantially in the form set forth in Exhibit VIII hereto;

    (g) Homestead shall have executed and delivered to Atlantic the Protection of Business Agreement substantially in the form of Exhibit XI hereto;

    (h) Atlantic shall have received "comfort letters" from the independent public accountants of PTR, SCG and Homestead, dated as of the effective date of the Registration Statement, with respect to financial information of PTR, SCG and Homestead included or incorporated by reference in the Registration Statement in form and substance reasonably satisfactory to Atlantic and customary in scope and substance for "comfort letters" delivered by independent public accountants in connection with registration statements and proxy statements;

    (i) No governmental consent, order or approval legally required for the consummation of the transactions contemplated by this Agreement and by the Related Agreements shall have any terms which in the reasonable judgment of Atlantic, when taken together with the terms of all such consents, orders or approvals, would materially impair the value of the Homestead Stock and Homestead Warrants to be received by shareholders of Atlantic as a result of the transactions contemplated hereby and thereby, and no governmental authority shall have promulgated any statement, rule or regulation which, when taken together with all such promulgations, would materially impair the value of the Homestead Stock and Homestead Warrants to be received by shareholders of Atlantic as a result of the transactions contemplated hereby and thereby; and

    (j) Atlantic shall have received an opinion from Mayer, Brown & Platt that the performance of this Agreement will not jeopardize the status of Atlantic as a "real estate investment trust" under the Code.

  SECTION 9.3 CONDITIONS TO OBLIGATIONS OF PTR. Unless waived by PTR, the obligation of PTR to effect the transactions contemplated hereby and by the Related Agreements shall be subject to the fulfillment at or prior to the Merger Closing of the additional following conditions:

    (a) PTR shall have received an opinion from King & Spalding, counsel to the Atlantic Special Committee, dated as of the Merger Closing, substantially in the form set forth in Exhibit IX hereto;

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

    (b) PTR shall have received an opinion of Mayer, Brown & Platt, counsel to SCG and Homestead, dated as of the Merger Closing, substantially in the form set forth in Exhibit VI hereto;

    (c) The Special Committee of the PTR Board (the "PTR Special Committee") shall have received from an investment banking firm satisfactory to the PTR Special Committee, an opinion to the effect that, as of the date of the Proxy Statement and Prospectus, the aggregate consideration to be received by PTR in exchange for the contribution by PTR to Homestead of the PTR Properties and the agreement by PTR to enter into the Funding Commitment Agreement was fair to PTR, and such opinion shall not have been withdrawn, revoked or modified;

    (d) The Homestead Stock and Homestead Warrants to be issued in connection with the Distribution shall have been authorized for listing or quotation on an Exchange upon official notice of issuance;

    (e) Homestead shall have executed and delivered to PTR the Funding Commitment Agreement substantially in the form set forth in Exhibit VII hereto;

    (f) Homestead shall have executed and delivered to PTR the PTR Investor Agreement substantially in the form set forth in Exhibit VIII hereto;

    (g) Homestead shall have executed and delivered to PTR the Protection of Business Agreement substantially in the form of Exhibit XI hereto;

    (h) PTR shall have received "comfort letters" from the independent public accountants of Atlantic, SCG and Homestead, dated as of the effective date of the Registration Statement, with respect to financial information of Atlantic, SCG and Homestead included or incorporated by reference in the Registration Statement in form and substance reasonably satisfactory to PTR and customary in scope and substance for "comfort letters" delivered by independent public accountants in connection with registration statements and proxy statements;

    (i) No governmental consent, order or approval legally required for the consummation of the transactions contemplated by this Agreement and by the Related Agreements shall have any terms which in the reasonable judgment of PTR, when taken together with the terms of all such consents, orders or approvals, would materially impair the value of the Homestead Stock and Homestead Warrants to be received by shareholders of PTR as a result of the transactions contemplated hereby and thereby, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value of the Homestead Stock and Homestead Warrants to be received by shareholders of PTR as a result of the transactions contemplated hereby and thereby; and

    (j) PTR shall have received an opinion from Mayer, Brown & Platt that the performance of this Agreement will not jeopardize the status of PTR as a "real estate investment trust" under the Code.

  SECTION 9.4 CONDITIONS TO OBLIGATIONS OF SCG. Unless waived by SCG, the obligation of SCG to effect the transactions contemplated hereby and by the Related Agreements shall be subject to the fulfillment at or prior to the Merger Closing of the additional following conditions:

    (a) SCG shall have received an opinion from Munger, Tolles & Olson, counsel to the PTR Special Committee, dated as of the Merger Closing, substantially in the form set forth in Exhibit V hereto;

    (b) SCG shall have received an opinion from King & Spalding, counsel to the Atlantic Special Committee, dated as of the Merger Closing, substantially in the form set forth in Exhibit IX hereto;

    (c) SCG shall have received "comfort letters" from the independent public accountants of Atlantic, PTR and Homestead, dated as of the effective date of the Registration Statement, with respect to financial information of Atlantic, PTR and Homestead included or incorporated by reference in the Registration Statement in form and substance reasonably satisfactory to SCG and customary in scope and substance for "comfort letters" delivered by independent public accountants in connection with registration statements and proxy statements;

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

    (d) Homestead shall have executed and delivered to SCG an Investor Agreement substantially in the form set forth in Exhibit X hereto;

    (e) Homestead shall have executed and delivered to SCG an Administrative Services Agreement in a form to be agreed upon between SCG and Homestead and not inconsistent with the description thereof as described in the Proxy Statement and Prospectus;

    (f) Homestead shall have executed and delivered to SCG the Protection of Business Agreement substantially in the form of Exhibit XI hereto; and

    (g) No governmental consent, order or approval legally required for the consummation of the transactions contemplated by this Agreement shall have any terms which in the reasonable judgment of SCG, when taken together with the terms of all such consents, orders or approvals, would materially impair the value of the Homestead Stock and Homestead Warrants to be received by SCG in connection with the transactions contemplated hereby and thereby, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value of the Homestead Stock and Homestead Warrants to be received by SCG in connection with the transactions contemplated hereby and thereby.

  SECTION 9.5 CONDITIONS TO OBLIGATIONS OF HOMESTEAD. Unless waived by Homestead, the obligation of Homestead to effect the transactions contemplated hereby and by the Related Agreements shall be subject to the fulfillment at or prior to the Merger Closing of the additional following conditions:

    (a) Homestead shall have received an opinion from Munger, Tolles & Olson, counsel to the PTR Special Committee, dated as of the Merger Closing, substantially in the form set forth in Exhibit V hereto;

    (b) Homestead shall have received an opinion from King & Spalding, counsel to the Atlantic Special Committee, dated as of the Merger Closing, substantially in the form set forth in Exhibit IX hereto;

    (c) Homestead shall have received an opinion from Mayer, Brown & Platt, counsel to SCG, dated as of the Merger Closing, substantially in the form set forth in Exhibit VI hereto;

    (d) The Affiliate Agreements required to be delivered by affiliates of PTR and Atlantic pursuant to Section 8.4 shall have been furnished as required by Section 8.4;

    (e) Each of PTR and Atlantic shall have executed and delivered to Homestead a Funding Commitment Agreement substantially in the form set forth in Exhibit VII hereto;

    (f) Each of PTR and Atlantic shall have executed and delivered to Homestead an Investor Agreement substantially in the form set forth in
  Exhibit VIII hereto;

    (g) Homestead shall have received "comfort letters" from the independent public accountants of Atlantic, PTR and SCG, dated as of the effective date of the Registration Statement, with respect to financial information of Atlantic, PTR and SCG included or incorporated by reference in the Registration Statement in form and substance reasonably satisfactory to Homestead and customary in scope and substance for "comfort letters" delivered by independent public accountants in connection with registration statements and proxy statements;

    (h) SCG shall have executed and delivered to Homestead an Investor Agreement substantially in the form set forth in Exhibit X hereto;

    (i) SCG shall have executed and delivered to Homestead an Administrative Services Agreement substantially in a form to be agreed upon between SCG and Homestead and not inconsistent with the description thereof as described in the Proxy Statement and Prospectus;

    (j) Each of Atlantic, PTR and SCG shall have executed and delivered to Homestead the Protection of Business Agreement substantially in the form set forth in Exhibit XI hereto;

    (k) SCG shall have executed and delivered to Homestead the Escrow Agreement substantially in the form set forth in Exhibit XII hereto;

    (l) SCG shall have executed and delivered to SCG Homestead Village Incorporated, the Assignment of Registration substantially in the form set forth in Exhibit XIII hereto; and

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

    (m) No governmental consent, order or approval legally required for the consummation of the transactions contemplated by this Agreement and by the Related Agreements shall have any terms which in the reasonable judgment of Homestead, when taken together with the terms of all such consents, orders or approvals, would materially impair the value to Homestead of the transactions contemplated hereby and thereby, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair to Homestead the value of the transactions contemplated hereby and thereby.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

  SECTION 10.1 TERMINATION. This Agreement may be terminated at any time prior to the Merger Closing, whether before or after approval by the shareholders of PTR and Atlantic:

    (a) by mutual consent of each of the parties hereto;

    (b) by any of the parties hereto, so long as such party has not breached any of its obligations hereunder (except for such breaches as are immaterial), if the transactions contemplated hereby shall not have been consummated on or before December 31, 1996 (the "Termination Date");

    (c) unilaterally by any of the parties hereto (i) if any of the other parties (A) fails to perform any covenant or agreement in this Agreement in any material respect, and does not cure the failure, in all material respects within 15 business days after the terminating party delivers written notice of the alleged failure or (B) fails to fulfill or complete a condition to the obligations of the terminating party (which condition is not waived) by reason of a breach by the non-terminating party of its obligations hereunder or (ii) if any condition to the obligations of the terminating party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to the Termination Date;

    (d) unilaterally by any of PTR, SCG or Homestead if Atlantic, through the Atlantic Board or Atlantic Special Committee, either fails to recommend to Atlantic's shareholders the approval of this Agreement and the transactions contemplated hereby or withdraws, modifies or amends such recommendation; and

    (e) unilaterally by any of Atlantic, SCG or Homestead if PTR, through the PTR Board or PTR Special Committee, either fails to recommend to PTR's shareholders the approval of this Agreement and the transactions contemplated hereby or withdraws, modifies or amends such recommendation.

  SECTION 10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party hereto or their respective officers or directors or trustees (except as set forth in this Section 10.2 and in Sections 8.6 and 8.12 and Article XI, which shall survive such termination). Nothing in this Section 10.2 shall relieve any party from liability for any breach of this Agreement. Upon any termination pursuant to Section 10.1(d), Atlantic shall pay to each of the other parties all of the documented, out-of-pocket expenses incurred by such parties after the date hereof in connection with the transactions contemplated by this Agreement. Upon any termination pursuant to Section 10.1(e), PTR shall pay to each of the other parties all of the documented, out-of-pocket expenses incurred by such parties after the date hereof in connection with the transactions contemplated by this Agreement.

  SECTION 10.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law; provided, however, this Agreement may not be amended in any material respect following the PTR Shareholders' Approval or the Atlantic Shareholders' Approval.

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

  SECTION 10.4 WAIVER. At any time prior to the Merger Closing, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XI

                     SURVIVAL AND REMEDY; INDEMNIFICATION

  SECTION 11.1 INDEMNIFICATION. Each party hereto agrees to indemnify (each an "Indemnifying Party") each other party hereto (other than SCG) and each of their respective affiliates (other than SCG) (each an "Indemnified Party" and collectively, the "Indemnified Parties") against, and agrees to hold it and them harmless from, any and all liabilities, losses, costs, damages, penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and litigation) (collectively, "Losses") incurred or suffered by an Indemnified Party arising out of or in connection with any breach of, or inaccuracy in, any of the representations and warranties or agreements of the Indemnifying Party under this Agreement, as such representations and warranties may be updated pursuant to Section 8.14.

  SECTION 11.2 LIMITATION OF INDEMNIFICATION. An Indemnified Party shall not be entitled to indemnification under this Article XI until the aggregate of all Losses with respect to which such Indemnified Party would otherwise be entitled to indemnification under this Article XI exceed $200,000, in which event the Indemnified Party shall be entitled to all such Losses including such $200,000; provided, however, that none of the indemnification obligations of PTR, Atlantic and SCG hereunder (other than for Losses arising in connection with a breach of the representations and warranties set forth in Sections 3.7, 4.7, and 5.7, as applicable) shall exceed the fair market value of the securities of Homestead received by them pursuant to Section 2.1 of this Agreement; and provided, further, that the indemnification obligations of Homestead hereunder shall not exceed in the aggregate the fair market value as of all Homestead Stock and Homestead Warrants issued in connection herewith or in connection with any of the Related Agreements. For purposes of this Section 11.2, the fair market value of a share of Homestead Stock and a Homestead Warrant shall be based upon the first sale price of a share of Homestead Stock and a Homestead Warrant, respectively, once public trading in such security commences.

  SECTION 11.3 NOTICE OF CLAIMS; ASSUMPTION OF DEFENSE. The Indemnified Party shall give prompt notice to the Indemnifying Party, in accordance with the terms of Section 12.1, of the assertion of any claim, or the commencement of any suit, action or proceeding by any party in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and giving the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request. The Indemnifying Party may, at its own expense, (a) participate in and, (b) upon notice to the Indemnified Party and upon the Indemnifying Party's written agreement that the Indemnified Party is entitled to indemnification pursuant to Section 11.1 for Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided that (x) the Indemnifying Party's counsel is reasonably satisfactory to the Indemnified Party; and (y) the Indemnifying Party shall thereafter consult with the Indemnified Party upon its reasonable request from time to time with respect to such claim, suit, action or proceeding; provided, however, that the Indemnified Party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party if the Indemnified Party reasonably believes that representation of it by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interest between the Indemnified Party and any other party represented by such counsel in such proceeding. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

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

  SECTION 11.4 SETTLEMENT OR COMPROMISE. Any settlement or compromise made or caused to be made by the Indemnified Party or the Indemnifying Party, as the case may be, of any claim, suit, action or proceeding of the kind referred to in Section 11.3 shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. No party shall settle or compromise any such claim, suit, action or proceeding without the prior written consent of the other party, which shall not be unreasonably withheld.

  SECTION 11.5 FAILURE OF INDEMNIFYING PARTY TO ACT. In the event that the Indemnifying Party does not elect to assume the defense of any claim, suit, action or proceeding within a reasonable time of being notified by the Indemnified Party, then any failure of the Indemnified Party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Party of its obligations hereunder.

  SECTION 11.6 SURVIVAL. The indemnification provided by this Article XI shall be a continuing right to indemnification and shall survive the closing of the transactions contemplated hereby and the expiration or termination of this Agreement for a period of two years following the Merger Closing, and the Indemnified Party shall be entitled to bring an action thereon only if the Indemnified Party has given the Indemnifying Party written notice within such two-year period.

                                  ARTICLE XII

                              GENERAL PROVISIONS

  SECTION 12.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via a recognized overnight courier with delivery confirmed in writing or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a)If to PTR, to:

      Security Capital Pacific Trust
      7777 Market Center Avenue
      El Paso, Texas 79912
      Attention: C. Ronald Blankenship
      Fax: (915) 877-3301

      with a copy to:

      Munger, Tolles & Olson
      355 South Grand Avenue, 35th Floor
      Los Angeles, California 90071
      Attention: R. Gregory Morgan
      Fax: (213) 687-3702

    (b)If to Atlantic, to:

      Security Capital Atlantic Incorporated
      Six Piedmont Center, Sixth Floor
      Atlanta, Georgia 30305
      Attention: James C. Potts
      Fax: (404) 233-2379

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

      with a copy to:

      King & Spalding
      191 Peachtree Street
      Atlanta, Georgia 30303
      Attention: Alan J. Prince
      Fax: (404) 572-5046

    (c)If to SCG, to:

      Security Capital Group Incorporated
      125 Lincoln Avenue, Suite 300
      Santa Fe, New Mexico 87501
      Attention: Jeffrey A. Klopf
      Fax: (505) 988-8920

      with a copy to:

      Mayer, Brown & Platt
      190 South LaSalle Street
      Chicago, Illinois 60603
      Attention: Edward J. Schneidman
      Fax: (312) 701-7711

    (d)If to Homestead, to:

      Homestead Village Properties Incorporated
      125 Lincoln Avenue, Suite 300
      Santa Fe, New Mexico 87501
      Attention: David C. Dressler, Jr.
      Fax: (505) 982-2925

      with a copy to:

      Mayer, Brown & Platt
      190 South LaSalle Street
      Chicago, Illinois 60603
      Attention: Edward J. Schneidman
      Fax: (312) 701-7711

  SECTION 12.2 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  SECTION 12.3 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof; (b) shall not be assigned by operation of law or otherwise; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Maryland (without giving effect to the provisions thereof relating to conflicts of law).

  SECTION 12.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  SECTION 12.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

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

  SECTION 12.6 LIMITATION OF LIABILITY. Any obligation or liability whatsoever of PTR which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of PTR's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

  SECTION 12.7 NO PRESUMPTION AGAINST DRAFTER. Each of the parties hereto have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

                               *   *   *   *   *

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

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   SECURITY CAPITAL PACIFIC TRUST

                                   By: ________________________________________
                                      C. Ronald Blankenship
                                      Chairman

                                   SECURITY CAPITAL ATLANTIC INCORPORATED

                                   By: ________________________________________
                                      James C. Potts
                                      Co-Chairman

                                   SECURITY CAPITAL GROUP INCORPORATED

                                   By: ________________________________________
                                      Jeffrey A. Klopf
                                      Senior Vice President

                                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED

                                   By: ________________________________________
                                      David C. Dressler, Jr.
                                      Chairman

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